UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Volt Information Sciences, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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50 Charles Lindbergh Boulevard, Suite 206 Uniondale, New York 11553 (516) 228-6700

February 22, 2019

“I am proud that Volt has emerged from a recent period of transition prepared for sustainable revenue growth in our core domestic staffing business.”

Dear valued shareholder,

I am so pleased to address you as Volt’s President and Chief Executive Officer. Now well into my first year leading this great company, I am proud that Volt has emerged from a recent period of transition prepared for sustainable revenue growth in our core domestic staffing business. Our initiatives to reposition the business for profitable growth are also starting to take hold, and we are heartened that our results in the fourth quarter of our 2018 fiscal year began to reflect the traction that we expect to continue in the quarters and years ahead.

We are steadfast in our commitment to positioning Volt for competitive advantage by drawing on our local, regional and global expertise, utilizing our robust sales organization, and by establishing greater internal accountability. We completed a successful campaign in 2018 to increase the company’s focus on a targeted spectrum of clients in the retail, mid-market and global MSP segments. As a result, we are now able to sell to and deliver to clients in a more directed and deliberate way. Further, we have built an improved sales engine and refocused business development managers on selling retail business, which we expect will better enable us to both retain existing clients and compensate for any loss in revenue that occurs as part of the natural ebb and flow in demand from our client base. The past year was also marked by increased success in aligning our European and U.S. teams to create improved operational synergies, share best practices and leverage existing and new client opportunities. As has been the case throughout Volt’s history, our commitment to our customers and quality service endures, and we believe this dedication will translate into improved financial performance for the benefit of our shareholders.

Volt now has a seasoned, talented senior management team with deep industry-specific experience. In addition, our dedicated and passionate employees continue to work to implement the changes we have instituted and are blazing the path forward. Our collaborative spirit, loyalty and teamwork were instrumental to our achievements this past year (and particularly those achieved in recent months) and, together, we remain inspired by our purpose—to partner with our clients to provide innovative workforce solutions with an extremely strong talent pool.

On behalf of the entire executive team, please know that we are dedicated to driving shareholder value, first and foremost. The Board of Directors joins me in extending to you a warm invitation to attend our Annual Meeting of Shareholders. Your vote is very important to us, so we encourage you to promptly vote your shares by submitting your proxy. We look forward to continuing our dialogue with shareholders and we sincerely thank you for your investment in our company.

Linda Perneau
President, Chief Executive Officer and Director

50 Charles Lindbergh Boulevard, Suite 206 Uniondale, New York 11553 (516) 228-6700

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 1, 2019

The Annual Meeting of Shareholders of Volt Information Sciences, Inc. (the “Company”) will be held on Wednesday, May 1, 2019, at the offices of the Company, located at 2401 N. Glassell Street, Orange, California 92865, at 10:00 a.m. (PDT). At the meeting, shareholders will be asked to:

•	elect six directors;
•	ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2019;
•	approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in these proxy materials;
•	approve the Company’s 2019 Equity Incentive Plan; and
•	consider any other matters that may properly be brought before the meeting.

You may vote at the meeting if you were a shareholder of the Company at the close of business on March 12, 2019, the record date for the meeting.

By Order of the Board of Directors,

Linda Perneau
President, Chief Executive Officer and Director

February 22, 2019

You may vote your shares electronically via the internet, by telephone, by mail, or in-person during the annual meeting. Please carefully review the proxy materials and follow the instructions on the proxy card to vote. You may access additional information at www.proxyvote.com for voting instructions as well as to view the Proxy Statement and Annual Report online.

i | Volt Information Sciences, Inc. 2019 Proxy Statement

Plan Highlights		47
Summary of the 2019 Plan		48
Federal Income Tax Concequences Relating to Awards		53
Registration with the SEC		54
Equity Compensation Plan Information		55
New Plan Benefits		55
Item 5.	Other Matters	56

ii | Volt Information Sciences, Inc. 2019 Proxy Statement

Volt Information Sciences, Inc.
Proxy Statement
2019 Annual Meeting of Shareholders

GENERAL INFORMATION

Why did I receive this Proxy Statement?

The Board of Directors (the “Board”) of Volt Information Sciences, Inc. (the “Company”, “we” or “us”) is soliciting proxies for the 2019 Annual Meeting of Shareholders (the “Meeting”) to be held on Wednesday, May 1, 2019, at the offices of the Company, located at 2401 N. Glassell Street, Orange, California 92865, at 10:00 a.m. (PDT) and at any adjournment of the Meeting. When the Company asks for your proxy, we must provide you with a proxy statement (this “Proxy Statement”) that contains certain information specified by law. This Proxy Statement summarizes the information you need in order to vote at the Meeting.

As permitted by the Securities and Exchange Commission, we are furnishing to stockholders our Notice of Annual Meeting, Proxy Statement, Proxy Card and Annual Report primarily over the internet. On or about March 22, 2019, we will mail to each of our stockholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review the proxy materials via the internet, and how to access the Proxy Card to vote on the internet or by telephone. The Notice of Internet Availability of Proxy Materials also contains instructions on how to receive, free of charge, paper copies of the proxy materials. If you received the notice, then you will not receive a paper copy of the proxy materials unless you request one.

What will I vote on?

The following items:

•	election of six directors;
•	ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2019;
•	approval of, on a non-binding, advisory basis, the Company’s executive compensation as disclosed in these proxy materials;
•	approval of the Company’s 2019 Equity Incentive Plan; and
•	any other matters that may properly be brought before the Meeting.

Will there be any other items of business on the agenda?

We do not expect any other items of business at the Meeting. Nonetheless, if there is an unforeseen need, your proxy will give discretionary authority to Linda Perneau, President and Chief Executive Officer, and Paul Tomkins, Senior Vice President and Chief Financial Officer, to vote on any other matters that may be properly brought before the Meeting. These persons will use their best judgment in voting your proxy.

Who is entitled to vote?

Shareholders as of the close of business on the record date, which is March 12, 2019, may vote at the Meeting.

How many votes do I have?

You have one vote at the Meeting for each share of common stock you hold on the record date.

1 | Volt Information Sciences, Inc. 2019 Proxy Statement

GENERAL INFORMATION

What constitutes a quorum for the Meeting?

A quorum is necessary to conduct business at the Meeting. A quorum requires the presence at the Meeting of 35% of the outstanding shares entitled to vote, in person or represented by proxy. You are part of the quorum if you have voted by proxy. As of February 15, 2019, 21,191,030 shares of Company common stock were issued and outstanding.

How can I access the proxy materials over the Internet?

Your Notice of Internet Availability, proxy card or voting instruction card will contain instructions on how to:

1.	view our proxy materials for the Annual Meeting on the Internet; and
2.	instruct us to send our future proxy materials to you electronically by e-mail.

Our proxy materials are also available at www.proxyvote.com and our proxy materials will be available during the voting period starting on March 22, 2019.

How do I vote?

You can vote either in person at the Meeting or by proxy without attending the Meeting. We urge you to vote by proxy even if you plan to attend the Meeting so we will know as soon as possible that enough votes will be present for us to hold the Meeting. If you attend the Meeting in person, you may vote at the Meeting and your earlier proxy will not be counted.

May I vote by telephone or via the Internet?

Yes. Instead of submitting your vote by mail using the proxy card, you may be able to vote on the Internet or by telephone. Please note that there are separate Internet and telephone voting arrangements depending on whether you hold your shares:

•	as the registered shareholder, also known as the “shareholder” or “holder” of record (that is, if you own shares directly in your own name and they are either kept at our transfer agent or are in your possession); or
•	as the “beneficial owner”, also known as holding the shares in “street name” (that is, if your shares are held for you by your bank, broker or other holder of record).

If you are a registered shareholder, you may vote by telephone or via the Internet by following the instructions on your proxy card.

If you are a beneficial owner, please refer to the information forwarded by your bank, broker or other holder of record to see which options are available to you. Most brokers and banks offer voting by telephone and via the Internet as well as by mail.

If you vote via the Internet, you may incur costs, such as usage charges from Internet access providers and telephone companies. You will be responsible for those costs.

What should I do if I want to attend the Meeting?

All shareholders of the Company may attend the Meeting. Please bring your admission ticket or proof of ownership of the Company’s stock to enter the Meeting. When you arrive at the Meeting, you may be asked to present photo identification, such as a driver’s license, to be admitted.

•	If you are a registered shareholder, you will find an admission ticket attached as part of the proxy card sent to you. If you plan to attend the Meeting, please bring this portion of the proxy card with you to the Meeting. If you opted to receive your proxy materials electronically, please print out the admission ticket you will find online and bring it with you.
2 | Volt Information Sciences, Inc. 2019 Proxy Statement

GENERAL INFORMATION

•	If your shares are held in the name of your bank, broker or other holder of record, please bring proof of ownership to be admitted to the Meeting. A recent brokerage statement or letter from your bank or broker is an example of proof of ownership.

For safety and security reasons, no cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Meeting.

How do I vote my shares in the Volt Information Sciences, Inc. Savings Plan?

If you received this Proxy Statement because you are or were an employee of the Company who participates in this plan and you have shares of common stock of the Company allocated to your account under this plan, you may vote your shares held in this plan as of March 12, 2019, by mail, by telephone or via the Internet. Instructions are provided on the proxy card. The tabulator must receive your instructions by 4:00 p.m. (EDT) on April 26, 2019 in order to communicate your instructions to the plan’s trustee, who will vote your shares. Any plan shares for which we do not receive instructions from the employee will be voted by the trustee in the same proportion as the shares for which we have received instructions.

Can I revoke or change my vote?

Yes. If you are a shareholder of record, you have the right to revoke your proxy at any time before the Meeting by sending a signed notice to the Company’s Secretary, Volt Information Sciences, Inc., 50 Charles Lindbergh Boulevard, Suite 206, Uniondale, New York 11553. If you want to change your vote at any time before the Meeting, you must deliver a later-dated proxy by telephone, via the Internet or in writing. You may also change your proxy by voting in person at the Meeting.

If you are a beneficial owner, please refer to the information forwarded by your broker, bank or other holder of record for procedures on revoking or changing your proxy.

What are the costs of soliciting these proxies and who will pay them?

The Company will pay all costs of soliciting these proxies. In addition, some of our officers or directors may solicit proxies by telephone or in person. We will reimburse banks and brokers for the expenses they incur in forwarding the proxy materials to you. Broadridge Financial Solutions, Inc. (“Broadridge”) and D.F. King will assist us with the solicitation and tabulation of proxies for estimated fees of $10,000 and $9,000, respectively, plus reasonable out-of-pocket costs and expenses. Our agreements with Broadridge and D.F. King with respect to these matters contains customary indemnification provisions.

How many votes are required for the approval of each item?

•	Item 1—A plurality of votes cast at the Meeting in person or by proxy is required for the election of each nominee to serve as a director.
•	Item 2—The affirmative vote of a majority of votes cast at the Meeting in person or by proxy is required to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2019.
•	Item 3—The affirmative vote of a majority of votes cast at the Meeting in person or by proxy is required to approve, on a non-binding, advisory basis, the Company’s executive compensation as disclosed in these proxy materials. This vote is advisory and not binding on the Company, the Board or the Human Resources and Compensation Committee (“Compensation Committee”) of the Board in any way. To the extent there is any significant vote against the executive compensation as disclosed in this Proxy Statement, the Board and the Compensation Committee will evaluate what actions, if any, may be appropriate to address shareholder concerns.
•	Item 4—The affirmative vote of a majority of votes cast at the Meeting in person or by proxy is required to approve the Company’s 2019 Equity Incentive Plan.
3 | Volt Information Sciences, Inc. 2019 Proxy Statement

GENERAL INFORMATION

Are abstentions and broker non-votes part of the quorum?

Yes. Abstentions and broker non-votes count as “shares present” at the Meeting for purposes of determining whether a quorum has been established.

What are broker non-votes?

If your shares are held by a broker, the broker may require your instructions in order to vote your shares. If you give the broker instructions, your shares will be voted as you direct. If you do not give instructions, one of two things can happen depending on the type of proposal. If the proposal is considered “routine”, the broker may vote your shares in its discretion. For other proposals, the broker may not vote your shares without your instructions. When that happens, it is called a “broker non-vote.”

Item 2 in this Proxy Statement (ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2019) will be considered routine and the broker may vote your shares for this Item in its discretion. The broker is not entitled to vote your shares on the other Items unless the broker has received instructions from you with respect to such Items.

Who will count the vote?

Votes at the Meeting will be counted by the inspector of election appointed by the Board.

What if I do not vote for some or all of the matters listed on my proxy card?

If you are a registered shareholder and you return a signed proxy card without indicating your vote for certain or all of the matters, your shares will be voted as follows for any matter you did not vote on:

•	for the nominees to the Board listed on the proxy card;
•	for the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2019;
•	for approval of, on a non-binding, advisory basis, the Company’s executive compensation as disclosed in these proxy materials; and
•	for approval of the Company’s 2019 Equity Incentive Plan.

How do I submit a shareholder proposal for the 2020 annual meeting?

There are two principal means for submitting shareholder proposals. If a shareholder wishes to have a proposal considered for inclusion in next year’s Proxy Statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, the proposal must comply with the requirements of Rule 14a-8 and be received by us at our principal executive offices by no later than 120 calendar days before the one-year anniversary of the date on which the Company is releasing this Proxy Statement to shareholders in connection with this year’s Meeting.

If a shareholder wishes to submit a proposal that is not intended to be included in our Proxy Statement, or to nominate a candidate for director, he or she must give the Company written notice no earlier than 150 days and no later than 120 days prior to the one-year anniversary of the date of the notice of this year’s Meeting and must otherwise comply with the requirements set forth in our Amended and Restated By-Laws (the “By-Laws”); provided, however, that if the 2020 annual meeting date is advanced by more than 30 days before or delayed by more than 30 days after the one-year anniversary date of this year’s Meeting, and less than 130 days’ informal notice to shareholders or other prior public disclosure of the date of the 2020 annual meeting is given or made, then shareholders must provide notice to the Company within the time periods specified in the By-Laws. Copies of the By-Laws are available to shareholders free of charge on request to the Company’s Secretary, Volt Information Sciences, Inc., 50 Charles Lindbergh Boulevard, Suite 206, Uniondale, New York 11553.

4 | Volt Information Sciences, Inc. 2019 Proxy Statement

GENERAL INFORMATION

Where can I find the voting results?

We will publish voting results in a Form 8-K which we will file with the SEC shortly after the vote is certified. To view this Form 8-K online, visit the Company’s Investor Relations website at https://investor.volt.com.

Can shareholders and other interested parties communicate directly with our Board? If so, how?

Yes. You may communicate directly with one or more members of the Board by writing to the Company’s Secretary, Volt Information Sciences, Inc., 50 Charles Lindbergh Boulevard, Suite 206, Uniondale, New York 11553. The Company’s Secretary will then forward all questions or comments directly to our Board or a specific director, as the case may be.

5 | Volt Information Sciences, Inc. 2019 Proxy Statement

Item 1.   Election of Directors

At this year’s Meeting, the Board proposes that the following nominees be elected until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified. The Board has no reason to believe that the persons named below will be unable or unwilling to serve as nominees or as directors if elected.

Assuming a quorum is present, the six nominees receiving the highest number of affirmative votes of shares entitled to be voted for such persons will be elected as directors of the Company until the next annual meeting of shareholders and until their respective successors are duly elected and qualified. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of the nominees listed below, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

The Board recommends that you vote FOR each of the following nominees:

•	Nick S. Cyprus
•	Bruce G. Goodman
•	William J. Grubbs
•	Linda Perneau
•	Arnold Ursaner
•	Celia R. Brown

Please see “Directors, Executive Officers and Corporate Governance—Directors and Executive Officers” for information showing the principal occupation or employment of the nominees for director, the principal business of the corporation or other organization in which such occupation or employment is carried out and such nominees’ business experience during the past five years. Such information has been furnished to the Company by the director nominees.

6 | Volt Information Sciences, Inc. 2019 Proxy Statement

GENERAL INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED SHAREHOLDER MATTERS

The following table sets forth information, as of February 15, 2019 (except as described in the footnotes to the following table), with respect to the beneficial ownership of our common stock, our only class of voting or equity securities, by (a) each person who is known to us to own beneficially more than five percent of the outstanding shares of our common stock, (b) each of the 2018 named executive officers (the “2018 Named Executive Officers” or the “Named Executive Officers”), (c) each of our directors and director nominees and (d) all current executive officers and directors as a group. Unless otherwise indicated, the address for each individual listed below is c/o Volt Information Sciences, Inc., 50 Charles Lindbergh Boulevard, Suite 206, Uniondale, New York 11553.

Name of Beneficial Owner	Shares of Common Stock(1)		Shares That May be Acquired Within 60 Days(2)	Percent of Class
Five Percent Shareholders (other than Named Executive Officers and Directors):
Glacier Peak Capital LLC	2,406,584	(3)	—	10.96%
Michael Shaw	2,354,395	(4)	8,000	10.75%
Deborah Shaw	2,234,739	(5)	3,000	10.19%
Steven Shaw	2,105,986	(6)	8,000	9.62%
Wax Asset Management, LLC	1,542,386	(7)	—	7.02%
Linda Shaw	1,391,095	(8)	—	6.33%
Dimensional Fund Advisors, LP	1,214,763	(9)	—	5.53%
ARS Investment Partners LLC	1,212,249	(10)		5.52%
Named Executive Officers, Directors and Director Nominees:
Bruce G. Goodman	788,907	(11)	39,675	3.90%
Michael D. Dean	263,096	(12)	424,710	3.13%
Dana Messina	54,063	(13)	36,675	*
Laurie Siegel	37,753		36,675	*
Paul Tomkins	33,502		110,855	*
Nick S. Cyprus	27,458	(13)	36,675	*
William J. Grubbs	27,295		—	*
Arnold Ursaner	25,000	(13)	—	*
Linda Perneau	15,110		44,394	*
Nancy Avedissian	10,051		44,463	*
Leonard F. Naujokas	1,503	(14)	—	*
All executive officers, directors and director nominees as a group (10 persons)	1,020,642		349,412	6.36%
*	Less than 1%.
(1)	Except as noted, the named beneficial owners have sole voting and investment power with respect to their beneficially owned shares.
(2)	The shares underlying all equity awards that may be exercised within 60 days are deemed to be beneficially owned by the person or persons for whom the calculation is being made and are deemed to have been exercised for the purpose of calculating this percentage, including the shares underlying options where the exercise price is above the current market price.
(3)	Based on a Schedule 13G filed with the SEC on February 14, 2019 by Glacier Peak Capital, LLC, an investment adviser. All shares are owned by entities, client accounts or affiliate accounts managed and controlled by Glacier Peak Capital, LLC or its wholly-owned subsidiary Fortis Capital Maagement LLC, which have the sole ability to vote such shares. Glacier Peak Capital, LLC is a registered investment advisor and Glacier Peak U.S. Value Fund, L.P.
(4)	Includes (i) 119,852 shares held by Michael Shaw as an individual together with his spouse; (ii) 1,170,367 shares held in a revocable or living trust in which Michael Shaw and his spouse are the current beneficiaries and trustees; (iii) 8,364 shares held through the Company’s 401(k) Savings Plan; (iv) 3,229 shares held in The Jerome and Joyce Shaw Family Administrative Trust; and (v) 1,052,583 shares held in the Rachel Lynn Shaw Trust.
7 | Volt Information Sciences, Inc. 2019 Proxy Statement

GENERAL INFORMATION

(5)	Includes (i) 5,749 shares held by the William and Jacqueline Shaw Family Foundation, Inc., a charitable foundation of which Deborah Shaw, Linda Shaw and a daughter of Deborah Shaw are directors, as to which shares Deborah Shaw may be deemed to have shared voting and investment power; (ii) 71,220 shares owned by Deborah Shaw as custodian under the California Uniform Transfers to Minors Act for the benefit of her children; (iii) 146,356 shares owned by Deborah Shaw, Bruce G. Goodman (a director of the Company) and Linda Shaw (Deborah Shaw’s sister) as trustees of a trust for the benefit of the children of Linda Shaw, as to which shares Deborah Shaw may be deemed to have shared voting and investment power; and (iv) 557,054 shares owned by Deborah Shaw and Bruce G. Goodman as trustees of a trust for the benefit of Linda Shaw’s children, as to which shares Deborah Shaw may be deemed to have shared voting and investment power. The inclusion of the shares in clauses (i), (ii), (iii) and (iv) is not an admission of beneficial ownership of those shares by Deborah Shaw. Does not include (a) 23,019 shares owned by Deborah Shaw’s husband; (b) 34,584 shares owned by Deborah Shaw’s husband as custodian for children of Deborah Shaw; and (c) 391,243 shares held by Deborah Shaw’s husband and his sister as trustees for the benefit of Deborah Shaw’s children.
(6)	Includes (i) 612,315 shares held by Steven Shaw as an individual; (ii) 8,364 shares held through the Company’s 401(k) Savings Plan; (iii) 3,229 shares held in The Jerome and Joyce Shaw Family Administrative Trust; (iv) 1,052,583 shares held in the Rachel Lynn Shaw Trust; (v) 419,495 shares held in the Rachel Lynn Shaw Trust established under The Jerome and Joyce Shaw Family Trust; and (vi) 10,000 shares held in the Joyce Cutler-Shaw Revocable Trust u/d/t 11/15/2006, as amended.
(7)	Based on a Schedule 13G filed with the SEC on February 14, 2019 by Wax Asset Management, LLC. Such shares are owned by investment advisory clients of Wax Asset Management, LLC, which is deemed to be a beneficial owner of those shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, due to its discretionary power to make investment decisions over such shares for its clients. Investment advisory contracts also grant Wax Asset Management, LLC voting power over the securities held in client accounts. In all cases, persons other than Wax Asset Management, LLC have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of the shares. No individual client of Wax Asset Management, LLC holds more than five percent of the class.
(8)	Includes (i) 146,356 shares held by Linda Shaw, Bruce G. Goodman (her husband and a director of the Company) and Deborah Shaw (her sister and a former director of the Company) as trustees of trusts for the benefit of the children of Linda Shaw, as to which shares Linda Shaw has shared voting and investment power; and (ii) 5,749 shares held by the William and Jacqueline Shaw Family Foundation, Inc., a charitable foundation of which Linda Shaw, Deborah Shaw and a daughter of Deborah Shaw are the directors, as to which shares Linda Shaw has shared voting and investment power. The inclusion of the shares in clauses (i) and (ii) is not an admission of beneficial ownership of those shares by Linda Shaw. Does not include (a) 80,497 shares owned by Bruce G. Goodman, individually; (b) 39,675 shares underlying a stock option held by Bruce G. Goodman that were granted to him by the Company as a director of the Company; (c) 5,000 shares held by Bruce G. Goodman as trustee of an irrevocable trust for the benefit of a child of Bruce G. Goodman; and (d) 557,054 shares held by trusts for the benefit of Linda Shaw’s children, of which trusts Deborah Shaw and Bruce G. Goodman are trustees.
(9)	Based on a Schedule 13G filed with the SEC on February 8, 2019 by Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, that furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as advisers or sub advisers to certain of the Funds. In their respective roles as investment advisers, sub-advisers and/or managers, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owners of the shares of the Company held by the Funds. However, all securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.
(10)	Based on a Schedule 13G filed wtih the SEC on February 14, 2019, by ARS Investment Partners LLC, an investment adviser in accordance with Rule 13-d-1(b)(1)(ii)E.
(11)	Includes (i) 5,000 shares owned by Bruce G. Goodman as trustee of a trust for the benefit of one of his children; (ii) 146,356 shares owned by Bruce G. Goodman, Linda Shaw (his wife), and Deborah Shaw (a former director of the Company) as trustees of trusts for the benefit of the children of Linda Shaw, as to which shares Bruce G. Goodman may be deemed to have shared voting and investment power; and (iii) 557,054 shares owned by Bruce G. Goodman and Deborah Shaw as trustees of a trust for the benefit of Linda Shaw’s children, as to which shares Bruce G. Goodman may be deemed to have shared voting and investment power. The inclusion of the shares in clauses (i), (ii) and (iii) is not an admission of beneficial ownership of those shares by Bruce G. Goodman. Does not include 1,238,990 shares owned by Bruce G. Goodman’s wife individually.
(12)	Effective June 6, 2018, Mr. Dean separated from the Company. The beneficial ownership amount for Mr. Dean is shown as of July 10, 2018. The Company is unable to confirm Mr. Dean’s current beneficial ownership.
(13)	Each of Messrs. Messina, Cyprus and Ursaner have elected to defer the receipt of 12,295 shares pursuant to the Company’s non-qualified deferred compensation and supplemental savings plan, which shares are not reflected in this table.
(14)	Mr. Naujokas has historically received the majority of his equity-based compensation in the form of cash-settled phantom units pursuant to which no shares can be acquired. Such awards are not reflected in the table above.
8 | Volt Information Sciences, Inc. 2019 Proxy Statement

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The names of our current directors and executive officers and their ages, positions, biographies and outside directorships are set forth below. Also included for our directors is information regarding their specific experience, qualifications, attributes and skills that led to the conclusion that each director should serve on our Board. On February 22, 2019, Dana Messina and Laurie Siegel announced their decision not to stand for re-election and to resign from the Board effective immediately prior to the Annual Meeting. Our executive officers are appointed by, and serve at the discretion of, our Board. The information presented below is current as of February 22, 2019.

Name	Age	Position(s)
Executive Officers and Executive Directors
Linda Perneau	53	President, Chief Executive Officer and Director
Paul Tomkins	61	Senior Vice President and Chief Financial Officer
Nancy Avedissian	45	Senior Vice President, General Counsel and Corporate Secretary
Leonard Naujokas	47	Controller and Chief Accounting Officer
Non-Executive Directors
Nick S. Cyprus	65	Director
Bruce G. Goodman	70	Director
William J. Grubbs	61	Director
Arnold Ursaner	68	Director
Celia R. Brown	64	Director Nominee

Executive Officers and Executive Directors

Linda Perneau

Linda Perneau was appointed Interim President and Chief Executive Officer in June 2018 and has been a director and our President and Chief Executive Officer since November 2018. Ms. Perneau joined the Company in November 2017. Previously, Ms. Perneau held a number of senior-level positions in the General Staffing Division of Randstad US, most recently as its Co-President. She had served as that division’s Chief Operating Officer from July 2015 to January 2017, as a Division President at Randstad from April 2012 to July 2015, and as an Executive Vice President at Randstad from December 2011 to April 2012. Ms. Perneau’s experience in the staffing industry also includes serving as Executive Vice President at SFN Group (Spherion), Senior Vice President (Southeast Division) at Adecco, and Area Manager-West Region for Kelly Services.

Paul Tomkins

Paul Tomkins has been our Senior Vice President and Chief Financial Officer since March 2015. From August 2014 to March 2015, Mr. Tomkins had a break in service. From May 23, 2011 to July 30, 2014, Mr. Tomkins served as the Executive Vice President and Chief Financial Officer at Reader’s Digest Association, Inc., where he oversaw all aspects of finance and accounting and played an integral role in managing a number of important non-core business divestitures. Prior to his role at Reader’s Digest, Mr. Tomkins spent 27 years at AT&T, where he most recently served as the Vice President and Controller of AT&T Business Solutions and previously held a number of other financial management positions. Mr. Tomkins is an active Certified Public Accountant and is a member of the American Institute of CPAs and the New Jersey Society of CPAs. He earned his MBA with an emphasis in International Finance from Seton Hall University.

Nancy T. Avedissian

Nancy T. Avedissian has been our Senior Vice President, General Counsel and Corporate Secretary since October 2016. From April 2009 through immediately prior to beginning her service with the Company, Ms. Avedissian was the General Counsel of Worldwide Clinical Trials, a global provider of full-service drug development services to the pharmaceutical and biotechnology industries. She also served as the Vice

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President of Legal Affairs of that company beginning in 2012. Prior to April 2009, Ms. Avedissian was a corporate attorney with the law firm Milbank, Tweed, Hadley & McCloy LLP, where she worked since 1999. Ms. Avedissian has over 19 years of experience in corporate legal practice. Ms. Avedissian holds undergraduate degrees from the University of California, Irvine and earned a juris doctorate degree from Loyola Law School, Los Angeles.

Leonard Naujokas

Leonard Naujokas has served as our Controller and Chief Accounting Officer since June 2017. Mr. Naujokas served as the Company’s interim Controller and Chief Accounting Officer from January 2017 to June 2017 and served from August 2012 to January 2017 as the Company’s Vice President and Assistant Corporate Controller. He has 18 years of experience leading accounting functions. Before joining the Company, Mr. Naujokas served as Senior Director of SEC Reporting/Technical Accounting for Monster Worldwide, LLC from January 2011 to August 2012. From November 2003 through December 2010, Mr. Naujokas worked at Motorola, Inc., during which time it acquired Symbol Technologies, Inc. At Motorola, his responsibilities increased over the course of his tenure, culminating in his service as its Director of Accounting, Controller Enterprise Solutions Business. Mr. Naujokas is an active Certified Public Accountant and is a member of the American Institute of CPAs. He holds a Bachelor of Science degree in Accounting from St. John’s University.

Non-Executive Directors

Nick S. Cyprus

Nick S. Cyprus has been a director since May 2015. Mr. Cyprus also serves on the Board of Maxar Technologies as Audit Committee Chair and as a member of its Risk Committee. He previously served as a member of its Governance & Nominating Committee. From 2009 until October 2017, when Maxar Technologies acquired DigitalGlobe, Inc., Mr. Cyprus served as Audit Committee Chair at DigitalGlobe. Mr. Cyprus has also served as the Audit Committee Chair of Trusted Media Brands since June 2012. He also provides advisory services for several smaller clients. From December 2006 to March 2013, Mr. Cyprus was employed by General Motors Company (“GM”), most recently as Vice President, Controller and Chief Accounting Officer. GM filed a petition under Chapter 11 of the Bankruptcy Code in June 2009. Mr. Cyprus continued to serve at GM during the pendency of, and its emergence from, its bankruptcy. Mr. Cyprus was a member of the team involved in the initial public offering of GM stock in November 2010. Prior to joining GM in 2006, Mr. Cyprus was Senior Vice President, Controller and Chief Accounting Officer for The Interpublic Group of Companies, Inc., one of the world’s largest advertising and marketing services companies. Before Interpublic, Mr. Cyprus held positions of increasing responsibility at AT&T for more than 22 years, serving in his most recent role as Vice President, Controller and Chief Accounting Officer from 1999 to 2004. Mr. Cyprus earned his Bachelor’s degree in accounting from Fairleigh Dickinson University and an MBA from New York University, Stern School of Business. He is an active Certified Public Accountant in the State of New Jersey. Mr. Cyprus brings to our Board valuable managerial, financial and accounting experience serving companies with global operations.

Bruce G. Goodman

Bruce G. Goodman has been a director since May 2000. He has been General Counsel of Shepherd Kaplan LLC (an investment advisor registered with the SEC) since April 2008. Effective November 1, 2017, he also became Co-General Counsel of Shepherd Kaplan Krochuk, LLC (also an investment advisor registered with the SEC), when that firm acquired Shepherd Kaplan LLC. From April 1995 to April 2008, he was a partner of the law firm of Hinckley, Allen & Snyder LLP. In addition to his perspective as a non-management director, Mr. Goodman provides to the Board experience as a business lawyer with substantial experience and insight into the investment markets obtained as general counsel to an investment advisory firm.

William J. Grubbs

William J. Grubbs has been a director since February 2017, when he was appointed as an interim director. Mr. Grubbs was subsequently elected as a director in June 2017. Mr. Grubbs became President, Chief Operating Officer and a director of Cross Country Healthcare, a NASDAQ-listed company that specializes in healthcare workforce solutions, in April 2013. He was appointed Chief Executive Officer of Cross Country

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Healthcare in July 2013 and served in that capacity until his retirement on January 16, 2019. Beginning in October 2012 and continuing until March 2013, Mr. Grubbs was Executive Vice President and Chief Operating Officer of Trueblue, Inc. From October 2011 until October 2012, Mr. Grubbs worked as a freelance consultant. From November 2005 through October 2011, Mr. Grubbs held various senior executive positions with SFN Group, Inc., including Executive Vice President and, commencing in January 2007, Chief Operating Officer. Mr. Grubbs holds a B.S. degree in Computer Science from the University of New Hampshire.

Arnold Ursaner

Arnold Ursaner has been a director since June 2017. From April 2015 until the present, Mr. Ursaner has managed the Ursaner Family Office, a private investment firm. Mr. Ursaner served as the founder and president of CJS Securities, Inc. from September 1997 through April 2015. In this capacity, he oversaw the strategy and growth of the company, which specialized in providing in-depth, fundamental research on small-capitalization and mid-capitalization companies viewed by CJS as underfollowed or misunderstood. Since 2010, Mr. Ursaner has served as a board member of Friends of Karen, a nonprofit organization. Previously, Mr. Ursaner served as the head of the Finance Committee of Friends of Karen from 2014 to 2017, and he served as Vice President of the organization in 2015. Mr. Ursaner earned a B.S. degree in Economics from the State University of New York at Stony Brook. He was awarded the Best on the Street Award for General Industrial Services in 2003, Best on the Street Award for Business Services in 2006 and The Wall Street Journal StarMine award as the #1 Rated Analyst in Business and Industrial Services.

Non-Executive Director Nominee

Celia R. Brown

Celia R. Brown has served as a director of 1-800-Flowers.com, Inc. since June 2016, serving as a member of its Compensation and Nominating and Governance Committees. She has also been a management consultant since 2016. From January 2016 through June 2016, Ms. Brown served as an Integration Advisor at Willis Towers Watson and, from 2010 through January 2016, Ms. Brown served as the Executive Vice President and Group HR Director of Willis Group Holdings, a publicly-traded broking, solutions and advisory firm that merged with Willis Towers Watson. In her capacity as Executive Vice President and Group HR Director, she advised the CEO, compensation committee and board of directors on talent strategy, succession planning, reward strategy, culture, climate, and diversity. Ms. Brown earned a B.A. degree from Emory University and earned a J.D. degree from the University of North Carolina School of Law.

Corporate Governance

The Company’s business and affairs are managed and under the direction of the Board. Members of the Board are kept informed of the Company’s business through discussions with the Company’s Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in regular and special meetings of the Board and its committees. Our Board has standing Audit, Nominating/Corporate Governance, and Compensation Committees. In June 2018, a Strategic Alternatives Committee was formed to consider strategic alternatives involving the Company, including potential transactions. The Company’s policies and procedures with respect to the Board, as well as information regarding the roles and responsibilities of Board committee chairs and their committees, which are comprised solely of independent directors, are set forth in the committee charters and in our Corporate Governance Guidelines, copies of which are available in the Corporate Governance section of the Company’s website, at www.volt.com.

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The Board held eleven meetings during fiscal year 2018. No directors serving as of the 2019 Annual Meeting attended the 2018 Annual Meeting.

Audit Committee

The Audit Committee provides assistance to the Company’s directors in fulfilling the Board’s oversight responsibility as to the Company’s accounting, audit and financial reporting practices and as to the quality and integrity of the publicly distributed financial reports of the Company. The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the independent auditor engaged to issue audit reports on our financial statements and internal control over financial reporting. The Audit Committee relies on the expertise and knowledge of management, the internal auditor, and the independent auditor in carrying out its oversight responsibilities. All services provided by our independent registered public accounting firm require the prior approval of the Audit Committee, with limited exceptions as permitted by the SEC’s Rule 2-01 of Regulation S-X. Among the factors considered by the Audit Committee in evaluating the performance of the independent registered public accounting firm are service quality, responsiveness, quality of audit team personnel and lead audit partner, management of the overall annual audit process, and understanding of the Company’s industry, business and internal control environment.

Among its functions, the Audit Committee reviews:

•	the audit plans and findings of our independent registered public accounting firm and our internal audit activities, as well as the results of regulatory examinations, and tracks management’s corrective action plans when such plans are necessary;
•	our consolidated financial statements, including any significant financial items and changes in accounting policies, with our senior management and independent registered public accounting firm; and
•	our financial risk and internal control procedures, and significant tax and legal matters.

Each member of the Audit Committee, which is currently comprised of Nick S. Cyprus (Chair), Bruce G. Goodman, Dana Messina and Arnold Ursaner, is financially literate and meets the current independence requirements for Audit Committee membership under both the rules of the SEC and the NYSE American Exchange (“NYSE American”). The Board has determined that Nick S. Cyprus is an “audit committee financial expert” within the meaning of the applicable SEC rules and that he possesses accounting and related financial management expertise within the meaning of the rules of the NYSE American.

The Audit Committee operates under a written charter, adopted by our Board, the adequacy of which is reviewed at least annually. The Audit Committee held five meetings during fiscal year 2018.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee currently consists of Bruce G. Goodman (Chair), Nick S. Cyprus, Dana Messina and Laurie Siegel. The Nominating/Corporate Governance Committee is comprised entirely of directors determined by the Board to be “independent” for purposes of the applicable NYSE American rules.

The Nominating/Corporate Governance Committee operates under a written charter adopted by our Board. The responsibilities of the Nominating/Corporate Governance Committee include: identifying, evaluating and recommending to the Board prospective nominees for director; reviewing the Company’s corporate governance policies and making recommendations to the Board from time to time regarding matters of corporate governance; and reviewing the performance of the Board and its members. The Nominating/Corporate Governance Committee has not established a formal process to identify and evaluate prospective nominees for director. However, in considering individuals for nomination to stand for election, the Nominating/Corporate Governance Committee will consider: (1) the current composition of directors and how they function as a group; (2) the skills, experiences or background, and the personalities, strengths, and

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weaknesses of current directors; (3) the value of contributions made by individual directors; (4) the need for a person with specific skills, experiences or background to be added to the Board; (5) any anticipated vacancies due to retirement or other reasons; and (6) other factors that may enter into the nomination decision.

The Nominating/Corporate Governance Committee endeavors to select nominees that contribute requisite skills and professional experience in order to advance the performance of the Board and establish a well-rounded Board with diverse views that reflect the interests of our shareholders. The Nominating/Corporate Governance Committee considers diversity as one of a number of factors in identifying nominees for directors; however, there is no formal policy in this regard. The Nominating/Corporate Governance Committee views diversity broadly to include diversity of experience, skills and viewpoint, in addition to traditional concepts of diversity. The Nominating/Corporate Governance Committee held one meeting during fiscal year 2018. In addition, the Nominating/Corporate Governance Committee led discussions with respect to board composition and director nominations at the Board level.

Compensation Committee

The Compensation Committee currently consists of Laurie Siegel (Chair), Nick S. Cyprus and William J. Grubbs. The Compensation Committee is comprised entirely of directors determined by the Board to be “independent” for purposes of the applicable NYSE American rules. The Compensation Committee operates under a written charter adopted by our Board. Under its charter, the Compensation Committee may delegate certain of its authority to a subcommittee, and, pursuant to its charter, has delegated the authority to review and make certain decisions with respect to the compensation of employees of the Company who are not senior officers to the Chief Executive Officer (“CEO”). The Compensation Committee is responsible for establishing, implementing and monitoring the Company’s executive compensation policies and programs. The Company’s executive compensation program is designed to meet three principal objectives:

•	attract, motivate and retain the talented executives who are a critical component of the Company’s long-term success by providing each with a competitive total compensation package;
•	ensure that executive compensation is aligned with both the short- and long-term interests of shareholders; and
•	motivate and reward high levels of team and individual performance.

During fiscal year 2018, the Compensation Committee continued to make use of the services of ClearBridge Compensation Group, LLC (“ClearBridge”), an independent compensation consultant, as advisor to the Compensation Committee. The Compensation Committee provides direction to its compensation consultant with respect to its role in reviewing management recommendations, attending committee meetings, and with respect to other matters related to the scope of the compensation consultant’s engagement. The Compensation Committee held seven meetings during fiscal year 2018.

Additional information regarding the Compensation Committee and our policies and procedures regarding executive compensation, including the role of compensation advisors and executive officers in recommending executive compensation, is provided in the “Executive Compensation— Discussion & Analysis of Fiscal Year 2018 Executive Compensation Program” section of this Proxy Statement.

Strategic Alternatives Committee

The Strategic Alternatives Committee currently consists of Nick S. Cyprus, William J. Grubbs, Dana Messina and Arnold Ursaner. The Strategic Alternatives Committee is comprised entirely of directors determined by our Board to be “independent”. The Strategic Alternatives Committee operates under a written charter adopted by our Board. Pursuant to its charter, the Strategic Alternatives Committee is empowered to, among other things:

•	review strategic alternatives to maximize shareholder value, including a sale of the Company or a sale of a division or divisions thereof, a strategic merger, a business combination of the Company or continuing as a standalone entity executing on its business plan;
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•	make recommendations to the Board with respect to authorizing and approving any strategic transaction and related transactions; and
•	retain and terminate advisors to assist in discharging its responsibilities.

During fiscal year 2018, the Strategic Alternatives Committee retained the services of Houlihan Lokey Capital, Inc. as financial advisor to assist the Strategic Alternatives Committee in its review of strategic alternatives. On November 8, 2018, the Strategic Alternatives Committee concluded its evaluation of strategic alternatives and, after careful consideration, our Board unanimously determined that it was in the best interests of the Company and its shareholders to execute the Company’s strategic plan as a standalone business. The Strategic Alternatives Committee met five times during fiscal year 2018. In addition, the Strategic Alternatives Committee held numerous update calls and led discussions with respect to strategic alternatives at the Board level.

Board Leadership Structure

We have historically considered whether to combine or separate the roles of Chief Executive Officer and Chairman in light of what was in the best interests of the Company’s shareholders at the time. In 2018, Dana Messina served as our independent, non-executive Chairman and was succeeded in June 2018 by Nick S. Cyprus, as Chairman, and William J. Grubbs, as Vice-Chairman. We believe this structure continues to be appropriate, as it allows Ms. Perneau, as President and Chief Executive Officer, to focus on leading the Company’s business at a time when we are actively seeking to advance the Company’s financial position. Effective immediately after the Meeting, William J. Grubbs will become our independent, non-executive Chairman and Nick S. Cyprus will continue his service as Chair of the Audit Committee.

Our Chairman chairs meetings of our independent directors. Our independent directors confer regularly without management, including our Chief Executive Officer, and are active in the oversight of our Company. Our Board and each Board committee have access to members of our management and the authority to retain independent legal, accounting or other advisors as they deem necessary or appropriate. During fiscal year 2018, our CEOs, Mr. Dean and Ms. Perneau, did not serve on any Board committee, nor does Ms. Perneau currently serve on any Board committee.

Our Chairman fulfilled the role of chairing meetings during fiscal year 2018. In such role, the Chairman:

•	chairs meetings and executive sessions at which only the independent directors are present; and
•	recommends to the Chief Executive Officer the retention of outside advisors and consultants who report directly to the Board.

We believe that our Board leadership structure provides an appropriate balance between strong and strategic leadership and independent oversight of our Company, and that our Board leadership structure continues to serve the best interests of our Company and shareholders.

Risk Oversight

The Audit Committee is responsible for consideration of major and emerging risk exposures to the Company including financial, operational, technology, privacy, data and physical security, legal and regulatory risks; as well as management’s actions to address/monitor and mitigate/control those risks. The day-to-day responsibility for our risk management process rests with our Chief Executive Officer, Senior Vice President and Chief Financial Officer, and our Vice President of Risk Management. Our Senior Vice President and Chief Financial Officer and our Vice President of Risk Management provide periodic updates to the Audit Committee and, where necessary, to the full board. Our General Counsel provides periodic updates to the Audit Committee regarding material legal claims against the Company.

Code of Business Conduct and Ethics

The Company has a Code of Business Conduct and Ethics. Directors, officers and all employees of the Company must act in accordance with these policies. The Code of Business Conduct and Ethics requires,

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among other things, all employees to engage in honest and ethical conduct in performing their duties, provides guidelines for the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, and provides mechanisms to report unethical conduct.

Please see the section entitled “Availability of Corporate Governance Documents” below for information on how to view or obtain a copy of our Code of Business Conduct and Ethics.

Corporate Governance Guidelines

As a part of our Board’s commitment to sound corporate governance, our Board has adopted a set of “Corporate Governance Guidelines”, which guides the operation of the Board and its committees. The Nominating/Corporate Governance Committee reviews our Corporate Governance Guidelines annually and recommends any changes to our Board for its consideration and approval.

Our Corporate Governance Guidelines cover, among other topics:

•	board structure and composition;
•	director independence;
•	board member nomination and eligibility requirements;
•	board leadership and executive sessions;
•	committees of the board;
•	director responsibilities;
•	board and committee resources, including access to officers, employees and independent advisors;
•	director compensation;
•	director orientation and ongoing education;
•	succession planning; and
•	board and committee self-evaluations.

Please see the section entitled “Availability of Corporate Governance Documents” below for information on how to view or obtain a copy of our Corporate Governance Guidelines.

Availability of Corporate Governance Documents

To learn more about the Company’s corporate governance and to view our Corporate Governance Guidelines, Code of Business Conduct and Ethics, other significant corporate policies and all charters of committees of the Board, please visit the Corporate Governance section of the Company’s website, www.volt.com. Copies of these documents are also available without charge upon request to Volt Information Sciences, Inc., 50 Charles Lindbergh Boulevard, Suite 206 Uniondale, New York 11553, Attention: Investor Relations. The telephone number for this office is (516) 228-6700.

Procedures for Recommending Directors

There have been no material changes to the procedures by which our shareholders may recommend nominees to our Board from those procedures set forth in our By-Laws. According to our By-Laws, in order to do so, a shareholder must give us written notice not less than 120 days nor more than 150 days prior to the one-year anniversary of the date of the notice of the annual meeting of shareholders that was held in the immediately preceding year and must otherwise comply with the requirements set forth in our By-Laws; provided, however, that if the 2020 annual meeting date is advanced by more than 30 days before or delayed by more than 30 days after the one-year anniversary date of this year’s Meeting and less than 130 days’ informal notice to shareholders or other prior public disclosure of the date of the 2020 annual meeting is given or made, then shareholders must provide notice to the Company within the time periods specified in the By-Laws.

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Shareholders may submit names of qualified director candidates, together with detailed information on the proposed candidates’ backgrounds, to Volt Information Sciences, Inc., 50 Charles Lindbergh Boulevard, Suite 206 Uniondale, New York 11553, Attention: Secretary—Director Candidates, for referral to the Nominating/Corporate Governance Committee for consideration.

Family Relationships

Bruce G. Goodman, a 3.90% shareholder and director of the Company, is the husband of Linda Shaw (a 6.33% shareholder). Linda Shaw is (i) the daughter of William Shaw, who co-founded the Company in 1950 and served as its President and Chief Executive Officer until his death in March 2006, (ii) the niece of Jerome Shaw, who co-founded the Company in 1950 and served as an officer of the Company until February 27, 2017, and (iii) sister of Deborah Shaw, a 10.19% shareholder and former Director of the Company. There are no other family relationships among the executive officers or directors of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than ten percent (10%) of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Such persons are required by the SEC to furnish the Company with copies of all Section 16(a) forms that they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations from certain reporting persons, all required Section 16(a) filings applicable to its directors, executive officers and greater-than-ten-percent beneficial owners were properly filed during fiscal year 2018.

Indemnification; Insurance

New York law permits a corporation to purchase insurance covering a corporation’s obligation to indemnify directors and officers and also covering directors and officers individually, subject to certain limitations, in instances in which they may not otherwise be indemnified by the corporation. The Company maintains insurance policies with various insurance companies covering reimbursement to the Company for any obligation it incurs as a result of indemnification of officers and directors and also covering indemnification for officers and directors individually in certain cases where additional exposure might exist.

Committee Interlocks and Insider Participation in Compensation Decisions

During fiscal year 2018, all members of the Compensation Committee were independent directors. During fiscal year 2018, none of our executive officers served on the compensation committee (or its equivalent) or the board of directors of any entity whose executive officers also served on our Compensation Committee. No member of our Compensation Committee was an officer of the Company during fiscal year 2018.

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AUDIT COMMITTEE REPORT

The Audit Committee has met and held discussions with management and the Company’s independent registered public accounting firm. The Audit Committee has reviewed and discussed the consolidated financial statements with management and the Company’s independent registered public accounting firm.

The Audit Committee discussed with the independent registered public accounting firm matters to be discussed as required by the Public Company Accounting Oversight Board (“PCAOB”), rules of the Securities and Exchange Commission (“SEC”), and other applicable regulations.

In addition, the Audit Committee has reviewed and discussed with the Company’s independent registered public accounting firm the firm’s independence from the Company and its management. The Audit Committee received from the independent registered public accounting firm the written disclosures and the letter regarding its independence as required by the PCAOB’s applicable requirements.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal year 2018, as filed with the SEC. The Audit Committee also has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2019.

Nick S. Cyprus (Chair)
Bruce G. Goodman
Arnold Ursaner
Dana Messina

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Item 2.   Proposal to Ratify the Appointment of Ernst & Young LLP
as the Company’s Independent Registered Public Accounting Firm

The members of our Audit Committee and our Board believe that the continued retention of Ernst & Young LLP as our independent registered public accounting firm is in the best interests of the Company and its shareholders.

In light of this, our Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2019. We are submitting the appointment of our independent registered public accounting firm for shareholder ratification at the Meeting, although we are not legally required to do so. If our shareholders do not ratify the appointment, our Audit Committee will reconsider whether to retain Ernst & Young LLP, but may still retain them. Even if the appointment is ratified, the Audit Committee may change the appointment at any time if it determines that such a change would be in the best interests of the Company and its shareholders.

Ernst & Young LLP has advised the Company that it has no direct, nor any material indirect, financial interest in the Company or any of its subsidiaries. A representative of Ernst & Young LLP is expected to be present at the Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.

The Board will offer the following resolution at the Meeting:

RESOLVED: That the appointment by the Board of Ernst & Young LLP to serve as the independent registered public accounting firm of the Company for fiscal year 2019 be, and hereby is, ratified and approved.

Your Board recommends that you vote FOR this item. Unless you specify otherwise, the Board intends the accompanying proxy to be voted for this item.

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Item 3.   Advisory Vote on Executive Compensation (“Say-on-Pay”)

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our 2018 Named Executive Officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC under Section 14A of the Exchange Act. At the 2017 Annual Meeting, our shareholders approved holding these Say-on-Pay advisory votes annually and, accordingly, the Board has adopted a policy of holding Say-on-Pay advisory votes on an annual basis. Following the Say-on-Pay advisory vote at this year’s Annual Meeting, the next Say-on-Pay advisory vote will be held at the Annual Meeting of Shareholders held in 2020.

We were disappointed that only 11.6% of shareholder votes cast on the Say-on-Pay proposal at the 2018 Annual Meeting were cast in favor of our executive compensation program for fiscal year 2017. While we believe that, over the past four years, we have made concerted efforts to better align our executive compensation levels with our financial and stock price performance, we continue to consider new and alternative elements in our executive compensation programs. As a result of shareholder engagement since our 2018 Annual Meeting, we have considered various changes to our executive compensation plan to address shareholder concerns. For example, the Compensation Committee recently revised our existing Annual Incentive Plan (“AIP”) design in order to eliminate entirely the use of individual performance factors. As a result, each executive officer’s AIP opportunity for fiscal year 2019 will be based 100% on financial performance metrics, creating a direct link between actual bonus payouts and the Company’s financial results.

Further, during fiscal year 2018, the Compensation Committee approved grants of performance-based restricted stock units to our executive officers (including our 2018 Named Executive Officers) as part of its annual long-term incentive (“LTI”) program, rather than using stock options or a greater portion of time-vested equity. The Compensation Committee implemented this performance-based award program after considering feedback the Compensation Committee members received from certain shareholders in connection with its shareholder engagement efforts. As a result, the 2018 Named Executive Officers received 50% of their 2018 LTI award in the form of performance-based restricted stock units tied to absolute stock price growth, with the remaining 50% granted in the form of restricted stock units that vest over a three-year period beginning on the grant date. This new LTI program further ties pay with stock price performance, as up to 50% of the LTI grant may be forfeited if certain stock price growth performance goals are not achieved.

Moreover, the Board has taken additional steps outside of the executive compensation program to address concerns raised by shareholders during the Company’s ongoing shareholder engagement efforts. Recognizing the concerns noted by certain shareholders regarding the dilutive impact of annual equity grants, almost all independent directors of the Board elected to forego their 2018 annual equity grant.

The Compensation Committee will continue to evaluate how best to structure the compensation programs to ensure that our executive officers are being appropriately and competitively compensated while also maintaining compensation levels commensurate with our financial and stock performance. Taking into account the positive changes that have been implemented, we believe that our executive compensation program for fiscal year 2018 remains competitive and provides an appropriate balance between risks and rewards. Accordingly, the Board will present the following resolution at the Meeting:

RESOLVED, that our shareholders approve, on an advisory basis, the executive compensation program for the 2018 Named Executive Officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Fiscal Year 2018 Summary Compensation Table and the related tables and narrative disclosures included in this Proxy Statement.

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The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the total compensation of our 2018 Named Executive Officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. To the extent there is any significant vote against the 2018 Named Executive Officers’ compensation, the Board and the Compensation Committee will evaluate what actions, if any, may be appropriate to address the concerns of our shareholders.

Your Board recommends that you vote FOR, on a non-binding, advisory basis, the compensation of our 2018 Named Executive Officers, as disclosed in this Proxy Statement, including the Fiscal Year 2018 Summary Compensation Table and the related tables and narrative disclosures included in this Proxy Statement.

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EXECUTIVE COMPENSATION

Executive Summary

During fiscal year 2018, we continued to make strides toward returning the Company to a profitable and growing business. However, there is still more work to be done before our business reaches its full potential. As we continue to make progress toward executing our turnaround strategy, we remain focused on recruiting and retaining top talent, but are equally committed to emphasizing the link between the performance of our business and the compensation of our executives.

This year, we successfully transitioned the Company’s leadership through the appointment of Linda Perneau to the role of Interim Chief Executive Officer of the Company, following the departure of our former President and Chief Executive Officer, Michael D. Dean, who stepped down in June 2018. Linda Perneau was subsequently appointed President and Chief Executive Officer in November 2018. Ms. Perneau, with her significant industry experience, will propel our turnaround strategy and drive us to meet our strategic goals.

In reviewing this executive compensation section, please note that the Company is a “smaller reporting company” and is permitted to include scaled disclosure with respect to certain executive compensation information otherwise required by Item 402 of Regulation S-K. For example, this compensation discussion and the accompanying compensation tables cover four Named Executive Officers. However, we have still included a fulsome explanation of our compensation programs and philosophies that is in line with our past disclosure practices.

2018 Business Highlights

During fiscal year 2018, we devoted significant resources to capitalizing on work that had been done during fiscal years 2016 and 2017 to strengthen our foundation, as well as redefining our go-forward business strategies and reorganizing our structure. During fiscal year 2016 and 2017, we focused on strengthening our foundation by simplifying our corporate structure, streamlining operational focus, strengthening our balance sheet and improving financial flexibility.

In fiscal year 2018, we hired several prominent staffing industry veterans to strengthen our sales and leadership teams. With a renewed focus on sales strategies to enhance financial performance and build a foundation for sustainable growth, our strategic priorities include:

•	Organizational Design. To strengthen the focus on sales and delivery performance across a spectrum of service offerings for maximum competitive advantage, during fiscal year 2018 we formed the Specialty Solutions Group, Strategic Solutions Group and Global Solutions Group, which were designed to transform the Company’s delivery models to achieve dedicated focus, enhanced agility to meet customers’ needs and reduce delivery costs.
•	Business Optimization. Drive further efficiencies, productivity and cost savings by optimizing technology to drive performance through increased integration of available digital tools, reporting and processes and migrating from manual, customized processes to automated, standard processes.
•	Delivery Excellence. Improve talent acquisition and delivery with a more focused, customized, agile delivery approach by integrating recruiting tools to increase our speed to match candidates and to mobilize data analytics to drive strategy around job postings and return on investments.
•	Growth and Expansion. Achieve revenue and margin growth with new and existing client relationships, through realigned sales and delivery efforts. We are in the process of re-establishing our sales culture by realigning the sales teams based upon client buying patterns with an emphasis on building client relationships.
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Development of Performance Metrics in our 2018 Executive Compensation Program

•	Since fiscal year 2015, we’ve undertaken to thoroughly review our compensation programs on an ongoing and continued basis to ensure that we are appropriately incentivizing our executives while adequately adapting to an evolving business climate and industry challenges.
•	Beginning in fiscal year 2016, we introduced performance goals and targets for our Annual Incentive Plan that were significantly more formula-driven than those utilized in previous years in order to better align our compensation programs with our pay-for-performance philosophy. Specifically, 65% of the formula is based on Company financial performance targets. We retained this approach for fiscal years 2017 and 2018, but have made alterations to this program for fiscal year 2019 to tie 100% of the AIP to financial performance targets.
•	During fiscal year 2018, the Compensation Committee changed prior practice and approved grants of performance-based restricted stock units to certain of our executive officers (including our 2018 Named Executive Officers) as part of its LTI program. The Compensation Committee implemented this performance-based award program after considering feedback from certain shareholders as a result of its shareholder engagement efforts.
•	As a result, the 2018 Named Executive Officers received 50% of their 2018 LTI award (granted in June 2018) in the form of performance-based restricted stock units (“PSUs”), with the remaining 50% granted in the form of restricted stock units that vest over a three-year period beginning on the grant date.
•	Consistent with prior years, target total direct compensation for the 2018 Named Executive Officers is positioned at or around the 25th percentile of the Company’s peer group.

2018 Target Pay Mix for our Chief Executive Officer

To align pay levels for our 2018 Named Executive Officers with the Company’s performance, our fiscal year 2018 compensation emphasizes performance-based initiatives. As an example, in her role as interim President and CEO during fiscal year 2018, 67% of Ms. Perneau’s target total direct compensation (e.g., annual bonus and long-term incentives), was variable/“at-risk”:

Ms. Perneau’s actual fiscal year 2018 compensation reflects that fiscal year 2018 was a transition year for her role with the Company. Specifically, in February 2018, Ms. Perneau served as an executive advisor to the Company’s international business, and transitioned to the role of President of Volt Workforce Solutions, its North American staffing business, in May 2018. In June of 2018, Ms. Perneau became interim President and Chief Executive Officer, and in November of 2018, Ms. Perneau was appointed President and Chief Executive Officer. As her role within the Company continued to evolve to one of a leader of the entire organization, her compensation was adjusted appropriately to reflect her increased duties and responsibilities as her position developed over time. Ms. Perneau’s fiscal year 2018 compensation package is described in more detail below.

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2018 Advisory Vote on Executive Compensation and Compensation Committee Response

Our Compensation Committee pays close attention to the views of our shareholders when making determinations regarding executive compensation matters. At the 2018 Annual Meeting, we held a “Say-on-Pay” advisory vote on the executive compensation program of the named executive officers for fiscal year 2017. We were disappointed that only 11.6% of shareholder votes cast for this Say-on-Pay advisory vote at the 2018 Annual Meeting were cast in favor of our executive compensation program for fiscal year 2017. We believe that over the past four years, we have made concerted efforts to better align our executive compensation levels with our financial performance, and will continue to consider new and different ways to enhance our executive compensation programs.

Following the 2018 Annual Meeting, the Compensation Committee continued discussions under the shareholder outreach program it had designed the prior year, with the goal of better understanding investor concerns related to the Company’s existing executive compensation program, especially in light of the Say-on-Pay vote result at the 2018 Annual Meeting. Since June 2018, the Chair of the Board, Vice-Chair of the Board, the Chair of the Compensation Committee or other independent directors, have engaged in extensive and ongoing shareholder dialogue, including with eight of our largest shareholders (representing approximately 57% of common stock outstanding). An independent director has spoken directly with each such investor telephonically, and in most cases, on numerous occasions over an extended period of time. Our CEO and CFO also engage with shareholders on a regular basis. Key themes that emerged during discussions with directors included: (1) dissatisfaction with our current stock price performance, (2) concerns regarding dilution from equity grants, and (3) lack of alignment between pay and performance in the executive compensation program (with specific focus on our prior CEO’s compensation). Such concerns were discussed at meetings of the Compensation Committee and the Board.

The table below summarizes the response our Compensation Committee has had to compensation-related concerns raised by shareholders:

Shareholder Concern	Compensation Committee Response
Individual Performance as a Part of Annual Incentive Program
For the 2019 performance period, the Compensation Committee has eliminated individual performance factors as part of the AIP, resulting in the executive’s AIP opportunity being based 100% on the Company’s financial performance metrics.

Lack of Performance Goals Tied to Vesting of Long-Term Equity Awards
For annual equity grants made to NEOs during fiscal year 2018, 50% of the NEO’s target award will vest subject to stock price performance CAGR goals that tie the vesting of such awards directly to the Company’s stock price performance.

Concerns over the Dilutive Effect of Equity-Based Awards
The annual equity grants approved in June 2018 can be either cash-settled or stock-settled, in the discretion of the Compensation Committee. Further, almost all independent directors of the Board elected to forego their 2018 annual equity grant.

With respect to our pay for performance model, the Compensation Committee believes that its existing compensation programs are designed to align executive compensation with our performance. For example, this year, in respect of performance achieved in fiscal 2018, our 2018 Named Executive Officers (not including Mr. Dean) only earned an average of 59% of their target annual bonuses for 2018.

As noted above, during fiscal year 2018, the Compensation Committee approved grants of performance-based restricted stock units to our executive officers (including our 2018 Named Executive Officers) as part of its annual LTI program. As a result, the 2018 Named Executive Officers received 50% of their 2018 LTI award in the form of performance-based restricted stock units, with the remaining 50% granted in the form of restricted stock units that vest over a three-year period beginning on the grant date.

Recognizing room for improvement in our programs, the Compensation Committee also recently revised our existing annual incentive plan design in order to eliminate the use of individual performance factors. As a result, each executive officer’s AIP opportunity for fiscal year 2019 will be based 100% on financial performance metrics.

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The Compensation Committee will consider the results from this year’s shareholder advisory vote in its ongoing evaluation of our executive compensation programs and practices. The Compensation Committee hopes that shareholders will consider the foregoing changes when casting votes on this year’s Say-on-Pay proposal.

Discussion of Fiscal Year 2018 Executive Compensation Program

The sections that follow below are intended to provide shareholders with a description of our executive compensation program(s), our compensation philosophy, the compensation decisions made under those programs, and the Compensation Committee’s considerations in making decisions with respect to such programs.

Our 2018 Named Executive Officers

The descriptions contained in this section focus on the compensation of our 2018 Named Executive Officers, who were:

•	Linda Perneau, President and Chief Executive Officer
•	Paul Tomkins, Senior Vice President and Chief Financial Officer
•	Nancy Avedissian, Senior Vice President, General Counsel & Corporate Secretary
•	Michael D. Dean, former President and Chief Executive Officer

How Each Element of our Executive Compensation Program Works

Our executive compensation program for our 2018 Named Executive Officers consisted of the elements shown in the chart below. For 2018, target total direct compensation for the 2018 Named Executive Officers is positioned at or around the 25th percentile of the Company’s peer group.

Element	Description	Why We Choose to Pay It
Base Salary	Fixed cash based on the executive’s past and potential future performance, scope of responsibilities, experience and competitive market practices	Provides certainty for a portion of compensation that is not at risk, and is generally unaffected by fluctuations in our performance
Annual Incentive Compensation	Potential cash bonus payment tied to meeting short-term, pre-established goals related to our overall profitability and other key performance indicators	Motivates executives to achieve superior annual financial, operational and strategic performance
Restricted Stock Units	Restricted stock units vest annually in equal installments over a three-year period	Time-vested restricted stock units increase executive stock ownership and strengthen retention in both up and down markets
Performance Stock Units
Performance stock units vest based on the percentage increase of the Company’s “end date” stock price over the “beginning date” stock price, as measured over each of the one-year, two-year and three-year measurement periods
Performance stock units directly align compensation with changes in our stock price and the creation of shareholder value
Stock Options	Time-vested stock price appreciation awards, that typically vest in equal installments over a three-year period
Aligns compensation with changes in our stock price and shareholder return experience, as the ultimate value received by executives holding stock options is wholly dependent on stock price appreciation

	Granted prior to June 2018	As of February 15, 2019, 100% of outstanding stock options held by our 2018 Named Executive Officers are underwater
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Base Salary

Base salary is the fixed component of an executive’s annual cash compensation. Base salaries for our 2018 Named Executive Officers in respect of fiscal year 2018 were primarily determined based on one or more of the following factors: (i) base salaries paid to similarly positioned executives within the Company and competitive market data for each role; (ii) the terms of any contractual arrangements; (iii) salaries paid historically; and (iv) personal performance as assessed by the CEO (for his/her direct reports) and the Compensation Committee.

Adjustments in base salary for our 2018 Named Executive Officers are discretionary and are generally considered no more frequently than every 12 months. In recognition of the additional time and effort expended on various strategic initiatives and their expanded role as members of the Executive Management Committee in fiscal year 2018, the Compensation Committee increased each of Mr. Tomkins’ and Ms. Avedissian’s annual base salaries by $35,000.

Ms. Perneau’s fiscal year 2018 annual base salary of $550,000 was established at the time of her hire, and was increased to $650,000 during fiscal year 2019 in connection with her transition to President and Chief Executive Officer.

Annual Incentives

Our 2018 Named Executive Officers and other key employees are eligible to receive compensation in the form of cash-based annual bonuses under the AIP. Under the 2018 AIP, participants were eligible to earn bonuses based on the achievement of pre-established financial performance goals and individual performance factors. Target annual bonus opportunities are set by the Compensation Committee at the beginning of each fiscal year and represent a percentage of the participant’s annual base salary. In determining amounts payable under the AIP, each 2018 Named Executive Officer’s financial performance goal(s) were weighted at 65% and the individual performance factors (as discussed below) were weighted at 35%.

For fiscal year 2018, Mr. Tomkins’ and Ms. Avedissian’s target annual bonuses were equal to 65% and 50%, respectively, of his and her annual base salary. Ms. Perneau’s target annual bonus was established at 60% of her annual base salary at the time of her hire, and was increased to 80% of her annual base salary in connection with her appointment to Interim Chief Executive Officer. In fiscal year 2019, Ms. Perneau’s target annual bonus was increased to 100% of her annual base salary as a result of her appointment to President and Chief Executive Officer.

Annual incentives payable to our 2018 Named Executive Officers in respect of fiscal year 2018 were based on the formula illustrated below:

Based on the formula above, our 2018 Named Executive Officers (excluding Mr. Dean, who did not receive an annual bonus payment for fiscal year 2018) only earned an average of 59% of their target bonuses for 2018.

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Summary of 2018 AIP Payouts

NEOs other than Ms. Perneau

For Mr. Tomkins and Ms. Avedissian, the amount earned in respect of his and her AIP was based solely on achievement of their respective individual performance goals, due to the fact that the Company did not achieve the threshold level of achievement applicable to the financial performance goal established for fiscal year 2018 for Mr. Tomkins and Ms. Avedissian (upon which 65% of his and her target annual bonus opportunity was based).

Ms. Perneau

As further described below, because 2018 was a transition year for Ms. Perneau, the financial performance goals (upon which 65% of her target annual bonus opportunity was based) were different from the goals established for the other 2018 Named Executive Officers. As a result, 65% of Ms. Perneau’s AIP payment was based on achievement of the applicable financial performance goals and 35% was based on a holistic review of her individual performance factors.

2018 Financial Performance Goals under the AIP

Performance Goals for NEOs other than Ms. Perneau

At the beginning of fiscal year 2018, the Compensation Committee established the financial performance goals applicable to the fiscal year 2018 performance period, which, for the 2018 Named Executive Officers (other than Ms. Perneau) consisted solely of adjusted corporate operating income (the “2018 Corporate Operating Income Goal”). Given the Company’s current turnaround strategy, the Compensation Committee determined that the 2018 Corporate Operating Income Goal was the most appropriate performance metric against which to measure achievement for those executive officers who dedicate the majority of their business efforts to the Company’s corporate function.

Performance Goal (in 000s)	Threshold	Target	Maximum
Corporate Adjusted Operating Income(1)	($9,496)	($5,792)	$(2,088)

Performance Goals for Ms. Perneau

Because fiscal year 2018 was a transition year for Ms. Perneau, the financial performance goals applicable to Ms. Perneau’s 2018 AIP for the period during which she served as an advisor and then President of Volt Workforce Solutions were International Business Unit Revenue (weighted 20%), International Business Unit Operating Income (weighted 20%), and the 2018 Corporate Operating Income Goal (weighted at 25%). For the period during which she served as Interim President and Chief Executive Officer, the financial performance goals applicable to Ms. Perneau’s 2018 AIP were Total Business Unit Revenue (20%), Total Business Unit Operating Income (weighted at 20%), and the 2018 Corporate Operating Income Goal at (25%).

The “Total” financial performance goals were designed to take into account all of the business units for which Ms. Perneau was responsible for overseeing during the applicable portion of the performance period.

The table below sets forth the applicable threshold, target and maximum level of performance with respect to Ms. Perneau’s financial performance goals (other than Corporate Adjusted Operating Income Goal, which is shown in the chart above):

Performance Goal (in 000s)	Threshold	Target	Maximum
International Business Unit Revenue	$64,019	$68,105	$72,191
International Business Unit Operating Income(1)	$550	$688	$826
Total Business Unit Revenue	$409,931	$439,978	$470,025
Total Business Unit Operating Income(1)	$7,123	$8,760	$10,397
Payout Level (as % of Target)	50%	100%	200%
(1)	Excluding special items as indicated below.
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Performance Adjustments for Financial Performance Goals

In connection with its establishment of the financial performance goals described above, the Compensation Committee identified certain unbudgeted items and events that could be applied as adjustments in connection with its determination of the 2018 financial performance goals following the end of fiscal year 2018 (the “Pre-Established Adjustment Items”). The financial performance goals established for fiscal year 2018 are calculated and reported on a “non-GAAP” basis, meaning these metrics were not calculated or reported in accordance with generally accepted accounting principles.

Following the Compensation Committee’s determination of the Company’s achievement of the 2018 financial performance goals, the Compensation Committee decided it was appropriate to apply certain of the Pre-Established Adjustment Items to the financial performance goals actually achieved in respect of fiscal year 2018. Such Pre-Established Adjustment Items consisted of (i) charges for the impairment of goodwill or other intangible assets, (ii) changes in currency exchange rates, (iii) legal judgements and settlements and associated professional expenses, and (iv) restructuring/turnaround costs associated with Board-approved restructuring / turn-around initiatives, including severance costs and related professional fees. Following the end of fiscal year 2018, the Compensation Committee determined it was appropriate to apply additional adjustment items (which had not been pre-established at the time the 2018 financial performance goals were established) in order to account for (i) legal costs associated with potential strategic initiatives, (ii) benefits related to the settlement of an asset retirement obligation, (iii) life insurance acceleration for a former executive officer, and (iv) adjustments to the gain attributable to the sale of our games testing business.

The Compensation Committee reviewed the level of achievement of the 2018 financial performance goals against the applicable financial targets and determined the applicable percentage of achievement as follows:

Achievement of 2018 Corporate Operating Income Goal

As shown in the table below, the results of the 2018 Corporate Operating Income Goal resulted in a 0% achievement level with respect to the portion of the AIP payment that was based on the 2018 Corporate Operating Income Goal.

Performance Factor	Achievement (as adjusted) (in 000s)	Percentage of Achievement
Corporate Adjusted Operating Income	($18,221)	0%

Achievement of Other 2018 Performance Goals applicable to Ms. Perneau

As shown in the table below, for Ms. Perneau, the portion of her AIP payment that was based on achievement of financial performance goals resulted in a 75% achievement level, based on the level of achievement applicable to the financial performance goals other than the 2018 Corporate Operating Income Goal.

Performance Factor	Achievement (as adjusted) (in 000s)	Percentage of Achievement
International Business Unit Revenue	$67,002	86%
International Business Unit Operating Income	$690	101%
Total Business Unit Revenue	$443,001	110%
Total Business Unit Operating Income	$12,730	200%

Individual Performance Factors

With respect to the portion of the 2018 AIP that measures individual performance (35%), the Compensation Committee and Ms. Perneau considered the individual performance goal achievements of each of the 2018 Named Executive Officers (other than Mr. Dean). In fiscal 2018, the 2018 Named Executive Officers had the opportunity to achieve anywhere from 0% to 200% of his or her target individual performance factors. For

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the 2019 performance period, the Compensation Committee has eliminated individual performance factors as part of the AIP, which will result in AIP target opportunities being based 100% on the Company’s financial performance metrics.

Individual Performance Factors for Mr. Tomkins and Ms. Avedissian

In fiscal 2018, individual performance factor achievement for Mr. Tomkins and Ms. Avedissian was determined based on Ms. Perneau’s assessment of each of their individual performance against the applicable individual performance factors. Below is a sampling of individual performance factors achieved by the NEOs (other than Ms. Perneau) during fiscal year 2018:

•	Drove a customer-centric culture through building capability, aligning expectations and structuring the Finance/IT teams appropriately;
•	Continued the implementation of improved financial tracking and reporting tools;
•	Led and managed corporate transactions, including financing and potential M&A activity;
•	Identified and implemented process improvements to enhance efficiency, agility, client satisfaction, and cost savings;
•	Managed and reduced SG&A costs; and
•	Improved ability to track departmental metrics and matter management through cost-efficient technology improvements.

Individual Performance Factors for Ms. Perneau

In fiscal 2018, Ms. Perneau’s individual performance factor achievement (i.e., 35% of her total AIP opportunity) was based on factors considered by the Compensation Committee relating to Ms. Perneau’s holistic performance during the course of fiscal 2018. The Compensation Committee assessed Ms. Perneau’s overall contributions to the Company taking into consideration the various different roles that Ms. Perneau has held during her tenure with the Company. A sampling of the factors that the Compensation Committee considered are set forth below:

•	Various accomplishments measured against strategic initiatives, strong leadership, organizational changes, immediate customer focus and operational improvements; and
•	Feedback and assessment of Ms. Perneau’s direct reports’ achievement as measured against their individual performance factors.

Initial Payout Amount

After taking into account both the 2018 financial performance results and the individual performance factor achievement levels, the total percentage of each 2018 Named Executive Officer’s annual bonus was determined in accordance with the weightings described above (other than for Mr. Dean, whose 2018 bonus was determined solely based on the Company’s achievement of the 2018 Corporate Operating Income Goal and therefore was $0). The amount for a given participant after applying the individual performance factor weighting (35%) and the financial performance weighting (65%) is referred to as the “Initial Payout Amount”.

Discretionary Modifier

The AIP gives the Compensation Committee the discretion to modify a participant’s Initial Payout Amount by plus or minus 15% if it determines it is appropriate to do so to reflect factors not accounted for in the formulaic design of the AIP. The Compensation Committee did not apply a discretionary modifier to the Initial Payout Amounts determined for fiscal year 2018 for any participant. The only time the Compensation Committee has exercised the discretionary modifier was to reduce AIP payouts to NEOs in respect of 2016 performance.

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The chart below illustrates 2018 AIP pay-for-performance alignment:

Named Executive Officer	Target Bonus (as Percentage of Base Salary)	Target Bonus Opportunity (in $)	Amount Paid	Amount Paid in respect of Financial Performance Goals	Percentage of Target Bonus Paid
Linda Perneau	60% / 80%	$373,819*	$327,115	$183,195	88%
Paul Tomkins	65%	$269,063*	$94,172	$0	35%
Nancy T. Avedissian	50%	$179,471*	$62,815	$0	35%
*	For Mr. Tomkins and Ms. Avedissian, target bonus opportunity accounts for increases in base salary, as applied to the applicable portion of fiscal year 2018. For Ms. Perneau, target bonus opportunity accounts for the increase in her target annual bonus percentage from 60% to 80% in June 2018.

AIP Payout for Former CEO

As provided for under his employment agreement and separation agreement, the Compensation Committee did not consider Mr. Dean’s individual performance as a factor in evaluating AIP achievement for fiscal year 2018. Given individual performance was disregarded in determining a potential 2018 AIP payout, achievement was based solely on the 2018 Corporate Operating Income Goal (which was not achieved and resulted in a 0% achievement level for all 2018 Named Executive Officers, including Mr. Dean).

Long-Term Incentives – Equity-Based Awards

Overview

As in prior years, for fiscal year 2018, each of the 2018 Named Executive Officers received long-term incentive compensation in the form of equity-based awards (other than Mr. Dean). We continued to use equity-based awards as the primary vehicle for delivering LTI awards because the value of equity-based awards is directly tied to our stock price at the time such awards are settled or paid to the participants. For this reason, the Compensation Committee strongly believes that equity-based awards foster a pay-for-performance culture.

Starting with grants made in June 2018, the Compensation Committee removed stock options as part of the LTI program. This design change was implemented in an effort to minimize the potential dilutive effect of long-term awards on our shareholders and conserve existing share capacity under our 2015 Equity Incentive Plan. For awards granted in June 2018, LTI awards were granted in the form of time-based restricted stock units (“RSUs”) and PSUs, which can be settled in either cash or shares of common stock as determined by the Compensation Committee, as described in more detail below. As these units increase in value along with our stock price, they incentivize stockholder value creation over the longer-term.

Overview of Fiscal 2018 Equity Awards

LTI Grants to Ms. Perneau

In connection with Ms. Perneau’s position as President of Volt Workforce Solutions, the Compensation Committee approved an LTI award with a target grant date fair value of $350,000. This grant consisted of 2/3 stock options and 1/3 restricted stock units. In recognition of Ms. Perneau’s transition to the role of interim President and Chief Executive Officer, in June of 2018 the Compensation Committee approved an additional LTI grant with an approximate grant date fair value of $550,000, which grant consisted of time-based and performance-based stock units, as described below. The target grant date value of this grant was intended to reflect Ms. Perneau’s adjusted compensation level as a result of her promotion to the role of interim President and Chief Executive Officer, and also reflects Ms. Perneau’s service to the Company in various capacities prior to her becoming President of Volt Workforce Solutions.

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LTI Grants to other 2018 NEOs

The only LTI grants made to Mr. Tomkins and Ms. Avedissian during fiscal 2018 year were annual grants of RSUs and performance-based stock units (as described below).

As a result of his separation from the Company, Mr. Dean did not receive an LTI award in respect of fiscal year 2018.

Discussion of LTI Awards for 2018 – Performance-Based Stock Units

As part of its ongoing effort to execute its pay-for-performance philosophy and enhance its existing performance-based compensation arrangements, the Compensation Committee introduced a performance-based element to its LTI program for fiscal year 2018. As a result, the 2018 Named Executive Officers (other than Mr. Dean) received 50% of their annual long-term incentive award granted in June 2018 in the form of PSUs. For each period ending on June 14th of 2019, 2020 and 2021, the 2018 Named Executive Officers who received these awards will be eligible to vest in 1/3 of the number of PSUs granted (based on 100% of target level achievement, the “Target Award”) up to a maximum of 200% of the Target Award, based on the percentage increase of the Company’s “end date” stock price over the “beginning date” stock price, as measured over each of the one-year, two-year and three-year measurement periods. The “beginning date” stock price is the closing price of a share of the Company’s common stock on June 14, 2018 (the “Grant Date”) of $3.70, and the “end date” stock price will be based on the 20 trading-day average stock price measured over the last 20 trading days of the applicable measurement period.

Each year, 50% of the Target Award will vest if the applicable threshold goal is achieved, 100% of the Target Award will vest if the applicable target goal is achieved, and 200% of the Target Award will vest if the applicable maximum goal is achieved. No portion of the PSUs will vest for any period in which the applicable threshold goal is not achieved, and vesting percentages will be linearly interpolated for performance that falls between two points (i.e., between threshold and target level and between target and maximum level). Vesting of the PSUs is subject to the executive remaining employed by the Company through the last day of the applicable measurement period.

The PSU program described above is summarized in the table below:

Performance Level	# Units Earned as % of Target	Stock Price CAGR Goal
Below Threshold	0%	< 5.0%
Threshold	50%	5.0%
Target	100%	10.0%
Max	200%	≥20.0%

The 2018 Named Executive Officers (other than Mr. Dean) received the remaining 50% of their annual long-term incentive awards made in June 2018 in the form of time-based RSUs that vest on each of the first, second and third anniversaries of the Grant Date, subject to the executive’s continued employment with the Company on each applicable vesting date.

Upon vesting, PSUs and RSUs will be settled in either cash or stock at the Company’s election, with any stock settlement being subject to the Company having a sufficient number of shares available under its equity incentive plan(s) to satisfy such awards. Any PSUs or RSUs settled in cash will be capped at two times the Company’s closing stock price on the Grant Date (the “Cap Price”), multiplied by the number of PSUs or RSUs vesting.

On the Grant Date, Ms. Perneau, Mr. Tomkins, and Ms. Avedissian, each received awards of PSUs and RSUs with aggregate target grant date values as follows: $554,000, $375,000, and $225,000, respectively. The Compensation Committee considered, among other things, the following factors when establishing the target value of the equity awards granted to our 2018 Named Executive Officers: (i) the executive’s role and

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responsibilities; (ii) retentive value with respect to existing executive officers; (iii) inducement value with respect to Ms. Perneau; (iv) target annual compensation for each executive officer; and (v) market practices compared to our fiscal year 2018 peer group. Due to the accounting valuation of the PSUs and RSUs, the values in the executive compensation tables after the caption “Discussion of Fiscal Year 2018 Executive Compensation Program” differ slightly from these target grant values.

The Compensation Committee strives to make annual equity-based grants in June of each year following our annual meeting. However, the Compensation Committee retains the flexibility to make grants of equity-based awards at other times throughout the year as it determines appropriate (e.g., in connection with hiring a new executive).

2015 Equity Incentive Plan

On October 19, 2015, the Board approved the 2015 Equity Incentive Plan, and our shareholders approved the 2015 Plan at the 2016 annual meeting of shareholders. All of the equity-based awards granted to our executive officers following the implementation of the 2015 Equity Incentive Plan have been awarded under such plan (including fiscal year 2018 RSU and PSU awards, which were granted pursuant to the terms of the 2015 Equity Incentive Plan).

The 2015 Plan and the award agreements governing equity-based awards previously granted to our executive officers (including awards granted during fiscal year 2018) contain so-called “double trigger” vesting provisions, which generally means that the vesting of awards will not be accelerated upon a change in control of the Company if an acquiror replaces or substitutes outstanding awards, and such replaced or substituted awards will only vest to the extent a participant holding the replacement or substitute award is involuntarily terminated within two years following the change in control. If an acquirer does not replace or substitute outstanding awards in connection with such change in control in accordance with the requirements of the 2015 Plan, then the outstanding awards (other than RSUs and PSUs granted to the 2018 Named Executive Officers in June 2018) will fully vest in connection with the change in control.

The RSUs and PSUs granted to the 2018 Named Executive Officers in June 2018 also contain “double-trigger” vesting provisions, but do not provide for full acceleration of unvested awards that are not replaced or substituted by an acquirer upon a change in control. Rather, if a replacement award is not granted in respect of such awards, upon the occurrence of a change in control on or prior to the first anniversary of the grant date, a pro-rated portion of the PSUs and RSUs will vest (with the number of PSUs eligible to vest being based on target level), and if a change in control occurs following the first anniversary of the grant date, all of the then-unvested PSUs and RSUs will vest (with the PSUs vesting based on target level). The Compensation Committee retains discretion to waive the application of the Cap Price (as defined below) with respect to any PSUs and RSUs that vest and are settled in cash upon the occurrence of a change in control.

The award agreements applicable to outstanding, unvested equity-based awards under the 2015 Plan provide that unvested equity awards will be forfeited as a result of the executive’s termination of employment (other than in connection with certain involuntary termination events following a change in control, as described above).

How We Develop Our Executive Compensation Programs

Role of the Compensation Committee

The Compensation Committee generally meets in executive session without any member of management present when discussing compensation matters pertaining to our CEO, and with the CEO when discussing other named executive officers.

When making decisions with respect to the CEO, the Compensation Committee reviews and discusses the CEO’s performance and makes preliminary determinations about his or her compensation, including base salary, annual incentives and long-term incentive compensation. For other named executive officers, the CEO considers performance and makes individual recommendations to the Compensation Committee on

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base salary, annual incentives and long-term incentive compensation. The Compensation Committee then reviews, discusses and modifies, as appropriate, the compensation recommendations with the independent members of the Board and final compensation decisions are approved by the Compensation Committee or Board, as appropriate, after this discussion. In 2016, the Compensation Committee amended its charter in order to, among other things, provide that the Compensation Committee would be responsible for approving the compensation of the named executive officers (other than the CEO) (as opposed to making recommendations to the independent members of the Board).

For more information on the Compensation Committee’s role and responsibilities, please refer to the Compensation Committee’s charter available on the Corporate Governance section of our website at www.volt.com.

Role of Independent Compensation Consultant

Pursuant to its charter, the Compensation Committee is authorized to retain and terminate any compensation consultant, as well as any independent legal, financial or other advisors, as it deems necessary. For fiscal year 2018, the Compensation Committee elected to continue its retention of ClearBridge Compensation Group as its independent compensation consultant. ClearBridge’s role during fiscal year 2018 included:

•	Reviewing management recommendations to ensure alignment with our business strategy and compensation objectives;
•	Providing research, analyses and design expertise in developing executive and incentive compensation programs;
•	Keeping the Compensation Committee apprised of executive compensation-related regulatory developments and market trends; and
•	Attending Compensation Committee meetings to provide information and recommendations regarding our executive compensation program and communicating with the Compensation Committee between meetings, as appropriate.

The Compensation Committee evaluates annually the advisor’s independence from management, taking into consideration all relevant factors, including the six independence factors specified in the NYSE listing rules and applicable SEC requirements. The Compensation Committee reviewed the independence of ClearBridge and concluded that it is independent and that its work for the Compensation Committee has not raised any conflicts of interest.

Role of our Compensation Peer Group

The Compensation Committee considers a study compiled by its compensation consultant of compensation packages for executives in an industry peer group, pulled from publicly filed documents of each member of the peer group. The compensation consultant identifies a group of staffing and services-related companies that are comparable in terms of business mix and revenue size, some of which are companies we compete with for talent and/or capital, and the Compensation Committee reviews, considers and approves the peer group.

The peer group of companies used as reference for fiscal year 2018 compensation decisions is listed below. This peer group is largely consistent with the peer group used in fiscal year 2017, except that, during fiscal year 2018, the Compensation Committee reviewed the peer group as part of its annual review process and removed CDI Corporation, as the company ceased to be a stand-alone public company.

Our Fiscal Year 2018 Peer Group

AMN Healthcare Services Inc.	Manpower Group Inc.
Barrett Business Services Inc.	On Assignment Inc.
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Cross Country Healthcare Inc.	Paychex Inc.
Hudson Global Inc.	Team Health Holdings Inc.
Insperity Inc.	TriNet Group Inc.
Kelly Services Inc.	TrueBlue Inc.
Kforce Inc.	Resources Connections Inc.
Robert Half International Inc.

Consistent with the Compensation Committee’s philosophy and guiding principles for determining overall executive compensation, the Compensation Committee does not target any particular percentile at which to align compensation. However, the Compensation Committee uses the peer group median as one of many factors when making pay decisions. Though target total direct compensation for our executives is at or around the 25th percentile of the Company’s peer group, we believe our compensation levels are competitive for the kind of executives we want to attract and retain. Our executive officers have a greater opportunity to benefit from their efforts, as a significant portion of their total compensation is delivered in the form of LTI awards. Given our current market capitalization is considerably lower than many companies in our peer group, LTI awards with Black-Scholes dollar values closer to our peer group median could be far more dilutive to our shareholders. However, if the Company’s financial performance improves, the potential for equity value is greater than with most of the companies in our peer group. Actual levels of pay depend on a variety of factors, such as individual experience and performance.

Role of our CEO in Determining Compensation

The CEO develops and recommends to the Compensation Committee compensation levels for our other named executive officers and provides her perspectives. For example, prior to his termination, Mr. Dean determined the individual performance factors under the AIP at plan at the beginning of fiscal year 2018, and Ms. Perneau assisted in assessing the level of achievement of those individuals’ performance factors following the end of fiscal year 2018. The individual in the role of CEO does not participate in or otherwise influence recommendations regarding her own compensation, although he or she does provide a self-assessment.

Employment Agreements

During fiscal year 2018, we were party to employment agreements with all of our 2018 Named Executive Officers. We utilize such arrangements in order to attract, motivate and retain high caliber talent. We are not party to any retention or so-called change–in–control agreements with any of our 2018 Named Executive Officers. None of the employment agreements with our 2018 Named Executive Officers contain tax gross-ups. A description of these agreements can be found in “Employment Agreements with 2018 Named Executive Officers.”

Clawback/Recoupment

Our employment agreements with the 2018 Named Executive Officers provide that we may recover compensation that is subject to recovery under, or required to be recovered by, applicable law, government regulation or stock exchange listing requirements, including the Sarbanes-Oxley Act of 2002 or the Dodd-Frank Act of 2010. Further, the award agreements governing equity awards granted during fiscal years 2017 and 2018 provide for recoupment of those awards in accordance with applicable government regulation, stock exchange listing requirements, or other applicable law, or pursuant to any then-existing clawback policy of the Company.

Stock Ownership Guidelines

Volt maintains stock ownership and retention guidelines for our named executive officers pursuant to which such individuals are expected to attain minimum levels of stock ownership and retain portions of their equity holdings for a certain period of time. Individuals subject to these guidelines have until the fifth anniversary of

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the guideline’s adoption date to attain the requisite level of ownership. The target ownership level of Company stock is expressed as a multiple of base salary. Specifically, target ownership level is set at 5x base salary for the CEO and 1x base salary for all other named executive officers. Until the ownership threshold is achieved, individuals subject to the guidelines may only sell up to 50% of the net number of shares received after the sale or withholding of taxes in connection with the vesting or exercise of shares underlying such awards.

Hedging; Pledging

The Board has adopted a policy that prohibits hedging transactions and prohibits pledging transactions except in very limited circumstances. Pursuant to the policy, hedging is not permitted, and any officer, director or employee who wishes to pledge shares in accordance with the policy must obtain the prior approval of the Company’s Senior Vice President and General Counsel. This policy is included in the Company’s Insider Trading Policy, which is available on the “Corporate Governance” section of the Company’s website at www.volt.com.

Benefits

Our executive officers do not participate in any tax-qualified defined benefit plan sponsored by us. We do not provide our executives, including our 2018 Named Executive Officers, with a special or supplemental defined benefit pension or post-retirement health benefits. Our named executive officers receive health and welfare benefits under the same programs and are subject to the same eligibility requirements that apply to our employees generally.

Deferred Compensation Opportunity; Other Retirement Benefits

Our 2018 Named Executive Officers are eligible to participate in our 401(k) plan. We currently match 50% of the first 2% of eligible pay that employees contribute to the 401(k) plan. We also have a non-qualified deferred compensation and supplemental savings plan (the “DCP”) which our 2018 Named Executive Officers are eligible to participate in. The DCP was amended in June of 2016 to allow for participation by non-employee directors and to allow for the deferral of stock-settled restricted stock units. Beginning with compensation earned for fiscal year 2017, an employee may elect to defer a portion of base salary and cash bonuses, and may elect to defer all or any portion of his or her restricted stock units. A non-employee director may elect to defer all or any portion of cash retainer fees and may elect to defer all or any portion of his or her restricted stock units. Currently, none of our 2018 Named Executive Officers have elected to participate in the DCP.

Perquisites

We do not provide our 2018 Named Executive Officers with excessive perquisites, and no tax gross-up payments were provided or promised in fiscal year 2018 in connection with any benefits provided to our employees. From time to time, the Company may provide certain benefits to its executive officers in order to attract and retain such executives, taking into account market practices. For example, during 2018, the Company agreed to provide Ms. Perneau with certain housing expenses in connection with her hire, and provided her with a one-time relocation payment in connection with her relocation to California.

Other Compensation-Related Matters

Accounting for Share-Based Compensation

We account for share-based compensation including restricted stock, restricted stock units and stock option awards in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), Compensation—Stock Compensation.

Impact of Tax Treatment on Compensation – Section 162(m)

Prior to its amendment by the Tax Cuts and Jobs Act (the “TCJA”), which was enacted December 22, 2017, section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) (“Section 162(m)”), disallowed a tax deduction to public companies for compensation paid in excess of $1 million to “covered

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employees” under Section 162(m) (generally, such company’s chief executive officer and its three other highest paid executive officers other than its chief financial officer). Prior to this amendment, there was an exception to this $1 million limitation for performance-based compensation if certain requirements set forth in Section 162(m) and the applicable regulations were met. The TCJA generally amended Section 162(m) to eliminate the exception for performance-based compensation, effective for taxable years following December 31, 2017, unless the amounts are payable pursuant to a written, binding contract established on or prior to November 2, 2017 that qualifies for transition relief under the TCJA. The $1 million compensation limit was also expanded to apply to a public company’s chief financial officer and apply to certain individuals who were covered employees in years other than the then-current taxable year.

The Compensation Committee maintains a practice of considering the anticipated tax treatment to the Company in its review and establishment of compensation programs and awards. As a result of the Company’s historic tax position being such that a lack of compensation-related deduction was not expected to have a negative tax implication, the Company’s pre-existing compensation programs were not structured to qualify as performance-based compensation, and therefore none of the Company’s existing compensation arrangements are expected to qualify for transition relief under the TCJA. The Compensation Committee intends to continue to consider the deductibility of compensation as a factor in assessing whether a particular arrangement is appropriate, based on the goals of maintaining a competitive executive compensation system generally, motivating executives to achieve corporate performance objectives and increasing shareholder value.

Compensation Risk Assessment

As in prior years, during fiscal year 2018, the Compensation Committee formally reviewed and considered its compensation policies and practices, including the elements of its executive compensation programs, to determine whether any portion of such compensation policies, practices or programs encourage excessive risk-taking behaviors that may have a material adverse effect on the Company. In connection with this review, the Compensation Committee reviewed its existing program features to identify which features either encourage excessive risk-taking or mitigate against excessive risk-taking. The Compensation Committee determined that its existing compensation practices and programs include various risk-mitigating controls, such as (i) including caps on annual incentive payout opportunities; (ii) only paying out incentive awards once the internal audit for the applicable fiscal year has been completed; and (iii) inclusion of robust stock ownership guidelines and holding requirements for certain executive officers. Based on the foregoing and in connection with the other aspects of its formal review process, the Compensation Committee does not believe that any risks that may arise from its compensation policies and practices are reasonably likely to have a material adverse effect on the Company.

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Fiscal Year 2018 Executive Compensation

The following table provides information concerning the compensation of the 2018 Named Executive Officers for each of the fiscal years ended October 28, 2018 and October 29, 2017. The Company’s fiscal year ends on the Sunday nearest October 31st of each year.

FISCAL YEAR 2018 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary $(1)	Bonuses $(2)	Stock Awards $(3)	Option Awards $(4)	Non-Equity Incentive Plan Compensation $(5)	All Other Compensation $(6)	Total $
Linda Perneau President, Chief Executive Officer & Director	2018	528,846	262,500	673,856	233,333	327,115	33,373	2,059,023
Paul Tomkins Senior Vice President & Chief Financial Officer	2018	413,461	—	377,158	—	94,172	3,341	888,132
	2017	400,000	50,000	89,140	178,278	104,650	5,411	827,479
Nancy T. Avedissian Senior Vice President, General Counsel & Corporate Secretary	2018	358,468	—	226,293	—	62,815	3,341	650,917
	2017	345,010	125,000	101,771	203,542	90,563	3,234	869,120
Michael D. Dean President, Chief Executive Officer & Director	2018	395,000	—	297,925	73,522	—	2,662,506	3,428,953
	2017	650,000	—	380,329	760,656	261,625	3,291	2,055,901
(1)	Represents the amount of base salary paid to the 2018 Named Executive Officers during the relevant fiscal year. Mr. Dean's salary represents payment through his last day on June 6, 2018. Mr. Tomkins and Ms. Avedissian's salary includes an increase of $35,000 to their bases salaries effective as of June 11, 2018. Ms. Perneau's fiscal 2018 salary above represents her fiscal year 2018 base salary of $550,000, pro-rated for her start date with the Company.
(2)	For fiscal 2017, represents one-time transaction bonuses paid to the 2017 Named Executive Officer in respect of increased time and effort expended in connection with certain strategic transactions during the year (namely, with respect to Mr. Tomkins and Ms. Avedissian, the sale of Maintech and, with respect to Ms. Avedissian, the sale of VMC). For fiscal year 2018, Ms. Perneau was awarded a new hire bonus as part of her agreement in the amount of $350,000. These payments were made quarterly on the three, six, nine and twelve month anniversary of her hire date. Based on this schedule, through year-end 2018, three payments were made in the amount of $262,500.
(3)	Amounts shown in the Stock Awards column reflect the aggregate grant date fair value of stock granted to our 2018 Named Executive Officers determined in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 15 in our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal year 2018 filed on January 9, 2019. The grant date value for awards subject to performance conditions are shown based on the probable outcome of the applicable performance criteria as of the grant date. Assuming maximum level of achievement, the grant date fair value of the PSU awards for each of Ms. Perneau, Mr. Tomkins and Ms. Avedissian would be approximately $560,374, $379,314 and $227,588, respectively. For a detailed explanation of the stock awards granted to our 2018 Named Executive Officers during fiscal year 2018, see the “Long-Term Incentives” discussion in the “Discussion of Fiscal Year 2018 Executive Compensation Program” section. For Mr. Dean, his stock awards represent the incremental fair value of stock awards that were accelerated in connection with his separation of employment.
(4)	Amounts reported in the Option Awards column reflect the aggregate grant date fair value of the stock options determined in accordance with FASB ASC Topic 718, excluding the amount of estimated forfeitures. For a discussion of valuation assumptions, see Note 15 in our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal year 2018 filed on January 9, 2019. None of our named executive officers, other than Ms. Perneau, received stock options in fiscal year 2018. For details regarding the stock options granted to our 2018 Named Executive Officers during fiscal year 2018, see the “Long-Term Incentives” discussion in the “Discussion of Fiscal Year 2018 Executive Compensation Program” section.
(5)	For fiscal year 2018, the amounts in this column reflect amounts earned by each 2018 Named Executive Officer under our AIP. For an explanation of how annual incentives were determined for fiscal year 2018, see the “Annual Incentives” section in the “Discussion of Fiscal Year 2018 Executive Compensation Program” section. Amounts earned in respect of performance achieved in fiscal year 2018 were paid in a lump sum following the end of that fiscal year. Ms. Perneau's AIP amount for 2018 reflects a pro-ration based on the change in her role during fiscal year 2018. Mr. Tomkins’ and Ms. Avedissian’s AIP amounts also reflect a pro-ration based on their respective base salary increases during 2018.
(6)	Amounts for fiscal year 2018 consisted of (a) premiums under our group life insurance policy of $591 for each of Mr. Tomkins and Ms. Avedissian, $478 for Ms. Perneau and $387 for Mr. Dean; (b) company contributions under our 401(k) plan in the amount of $2,750 for each of Messrs. Dean and Tomkins and Ms. Perneau and Ms. Avedissian; (c) for Mr. Dean, severance payments and benefits that accrued as of his separation date and accrued vacation payout equal to $2,625,000 and $34,369, respectively; and (d) housing payments for Ms. Perneau of $30,145.
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FISCAL YEAR 2018 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information concerning shares of our common stock subject to unexercised stock options and equity incentive plan awards held as of October 28, 2018 by the 2018 Named Executive Officers:

	Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price $	Option Expiration Date		Number of Shares or Units that Have Not Vested		Market Value of Shares or Units of Stock that Have Not Vested(11) $
Linda Perneau	—		133,181	(1)	—	4.10	3/1/2028		—		—
	—		—		—	—	—		28,455	(2)	103,576
	—		—		—	—	—		86,563	(3)	315,089
	—		—		—	—	—		82,814	(4)	301,443
Paul Tomkins	30,410	(5)	15,205	(5)	—	7.20	3/11/2026		—		—
	—		—		—	—	—		3,086	(5)	11,233
	32,060	(6)	16,030	(6)	—	6.06	6/13/2026		—		—
	—		—		—	—	—		3,209	(6)	11,681
	33,180	(7)	66,361	(7)	—	4.35	6/14/2027		—		—
	—		—		—	—	—		13,661	(7)	49,726
									58,594	(3)	213,282
									56,056	(4)	204,044
Nancy T. Avedissian	12,278	(8)	24,555	(8)	—	6.50	11/1/2026		—		—
	—		—		—	—	—		4,953	(8)	18,029
	19,908	(9)	39,817	(9)	—	4.35	6/14/2027
									8,197	(9)	29,837
	—		—		—	—	—		35,156	(3)	127,968
									33,634	(4)	122,428
Michael D. Dean	424,710	(10)	—		—	4.35	6/6/2019	(10)	—		—
(1)	These stock options were granted on March 1, 2018 and vest ratably on each of the first three anniversaries of December 4, 2017.
(2)	These restricted stock units were granted on March 1, 2018 and vest ratably on each of the first three anniversaries of December 4, 2017.
(3)	These restricted stock units were granted on June 14, 2018 and vest ratably on each of the first three anniversaries of the grant date. Each restricted stock unit represents a contingent right to receive one share of the registrant's common stock or the cash value thereof, subject to a cap on any cash value received.
(4)	Performance-based restricted stock units that are eligible to vest based on achievement of the applicable performance criteria at the end of the performance period. The performance units are eligible to vest and be settled 1/3 each year following the grant date based on certain stock price performance goals measured over the applicable performance period. At maximum level of achievement of the applicable stock price performance goal, up to 200% of the units granted are eligible to vest. Each performance unit represents a contingent right to receive one share of the registrant's common stock or the cash value thereof, subject to a cap on any cash value received.
(5)	Options and restricted stock units were granted on March 11, 2016 and vest ratably on each of the first three anniversaries of the grant date.
(6)	Options and restricted stock units were granted on June 13, 2016 and vest ratably on each of the first three anniversaries of the grant date.
(7)	Options and restricted stock units were granted on June 14, 2017 and vest ratably on each of the first three anniversaries of the grant date.
(8)	Options and restricted stock units were granted on November 1, 2016 and vest ratably on each of the first three anniversaries of the grant date.
(9)	Options and restricted stock units were granted on June 14, 2017 and vest ratably on each of the first three anniversaries of the grant date.
(10)	In connection with his separation of employment, these stock options will remain exercisable until June 6, 2019.
(11)	Represents the number of units shown multiplied by the closing price of a share of common stock on the last trading day of the fiscal year.
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EMPLOYMENT AGREEMENTS WITH 2018 NAMED EXECUTIVE OFFICERS

Linda Perneau

In connection with her appointment to the position of President and Chief Executive Officer, the Company and Ms. Perneau entered into an amended and restated employment agreement on December 4, 2018 (the “Employment Agreement”) to memorialize Ms. Perneau’s new role. Prior to entering into the current Employment Agreement, Ms. Perneau and the Company were party to an original employment agreement that was substantially similar to the current Employment Agreement and was entered into at the time of her hire.

The Employment Agreement memorialized Ms. Perneau’s current annual base salary of $650,000 and increased her target annual bonus from 80% to 100% of her annual base salary. During fiscal year 2018 and prior to her appointment as President and Chief Executive Officer, Ms. Perneau’s annual base salary was $550,000. Her original target annual bonus of 60% of her annual base salary was increased to 80% in connection with her appointment to interim President and Chief Executive Officer in June of 2018.

The Employment Agreement also provides that the Company will pay to Ms. Perneau $80,000 for purposes of Ms. Perneau’s relocation to California. If Ms. Perneau’s employment with the Company terminates prior to December 4, 2019 for any reason other than by the Company without “Cause” or by Ms. Perneau for “Good Reason” (each as defined in the Employment Agreement), Ms. Perneau will be required to repay this amount to the Company.

If Ms. Perneau’s employment is terminated by the Company without Cause (other than for death or disability) or by Ms. Perneau for Good Reason, Ms. Perneau will be entitled to receive payment of (i) one year of her then-current annual base salary, payable in 12 monthly installments; (ii) a pro-rated portion of her annual bonus payable in respect of the year of termination, based on actual performance results for that year; (iii) any earned but unpaid annual bonus for the year prior to the year of termination; and (iv) certain costs associated with the payment of health benefits for 12 months following the termination date. Ms. Perneau’s receipt of the severance benefits described above is subject to her execution of a valid release of claims and is conditioned on her compliance with the non-solicitation and confidentiality covenants contained in the Employment Agreement for the relevant period following her termination of employment for any reason.

Under the Employment Agreement, “Good Reason” means, without Ms. Perneau’s consent, (i) a material diminution in her base salary, other than a reduction in base salary that generally affects senior executives of the Company in substantially the same proportion, (ii) a material and adverse change to, or a material reduction of, Ms. Perneau’s duties and responsibilities to the Company, (iii) a relocation of Ms. Perneau’s principal place of employment by more than 50 miles from her principal place of employment as of the effective date of the Employment Agreement (other than to Orange, California), or (iv) the Company’s material breach of the Employment Agreement.

Paul Tomkins

We entered into an employment agreement with Mr. Tomkins effective March 23, 2015. The employment agreement provides a base salary of $400,000 per annum. For fiscal year 2015, Mr. Tomkins was eligible to earn an annual bonus with a target amount of $400,000. With respect to fiscal year 2016 and thereafter, his employment agreement provided that Mr. Tomkins would be eligible to earn an annual bonus with a target amount of $250,000 and an LTI award with a target amount of $250,000 payable 50% in cash and 50% in restricted Company common stock. Following the end of fiscal year 2015, the Compensation Committee revised Mr. Tomkins’ annual bonus to reflect a target of $260,000 and a target LTI award of $375,000. Currently, Mr. Tomkins earns an annual base salary of $435,000 and is eligible to participate in our AIP with a target annual bonus equal to 65% of his annual based salary.

If Mr. Tomkins’ employment is terminated by the Company without “cause” or by Mr. Tomkins for “good reason” (as such terms are defined in the employment agreement), Mr. Tomkins would be entitled to receive payment of, at a minimum, (i) one year of his then-current base salary; (ii) an amount equal to his target annual bonus for the year of termination; (iii) payment of any earned but unpaid annual bonus for the year of

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termination, pro-rated for the number of days actually worked during the applicable fiscal year; and (iv) certain costs associated with the payment of medical benefits for 12 months following the termination date. Receipt of such benefits is conditioned upon his execution of a general release. The payments described in subclauses (i) and (ii) would be payable over 12 months following the termination date. In the event of a termination without cause or resignation for good reason within 90 days of a “change of control”, all unvested portions of the LTI awards granted (if any) will vest immediately. Upon termination of employment for any other reason, Mr. Tomkins is entitled under his employment agreement only to payment of his accrued but unpaid salary and any unused accrued vacation.

Mr. Tomkins will be subject to the Company’s standard non-competition and non-solicitation covenants for one year following his termination of employment, regardless of the reason for termination.

For purposes of the employment agreement with Mr. Tomkins, the following terms are defined generally as set forth below:

“Good Reason” is defined as (i) an aggregate reduction of 10% or more in executive’s base salary, unless such reduction is part of a general reduction applicable to substantially all senior executives of the Company; (ii) a relocation of executive’s principal work location of 50 miles or more; or (iii) a material and adverse change to, or a material reduction of, executive’s duties and responsibilities to the Company.

“Cause” is defined as (i) embezzlement by the executive; (ii) executive’s misappropriation of Company funds; (iii) executive’s conviction of, or plea of guilty or nolo contendere to, any felony; (iv) executive’s commission of any act of dishonesty, deceit or fraud which causes economic harm to the Company; (v) willful breach of executive’s fiduciary duties owed to the Company; (vi) executive’s material breach of the employment agreement; (vii) executive’s willful failure to perform his duties; (viii) significant violation of Company policy, procedure, etc.; or (ix) engaging in activities or conduct reasonably likely to impair the reputation, operations, etc. of the business of the Company.

Nancy T. Avedissian

We entered into an employment agreement with Ms. Avedissian on September 21, 2016, effective October 24, 2016. Ms. Avedissian currently receives an annual base salary of $380,000, and is eligible to participate in our AIP with a target annual bonus equal to 50% of her annual base salary.

If Ms. Avedissian’s employment is terminated by the Company without cause or by Ms. Avedissian’s for good reason (each as defined below), Ms. Avedissian would be entitled to receive payment of (i) one year of her then-current base salary, payable in 12 monthly installments; (ii) a pro-rated portion of her annual incentive award payable in respect of the year of termination, based on actual performance; (iii) payment of any earned but unpaid annual bonus for the year prior to the year of termination; and (iv) certain costs associated with the payment of medical benefits for 12 months following the termination date.

Ms. Avedissian’s receipt of the severance benefits described above is subject to her execution of a valid release of claims and is conditioned on her compliance with the and non-solicitation covenants contained in her employment agreement for one year following her termination of employment.

For purposes of the employment agreement with Ms. Avedissian, the following terms are defined generally as set forth below:

“Good Reason” is defined as (i) an aggregate reduction of 10% or more in executive’s base salary, unless such reduction is part of a general reduction applicable to substantially all senior executives of the Company; (ii) a relocation of executive’s principal work location of 50 miles or more; (iii) a material and adverse change to, or a material reduction of, executive’s duties and responsibilities to the Company; or (iv) the Company’s material breach of the employment agreement.

“Cause” is defined as (i) embezzlement by the executive; (ii) executive’s conviction of, or plea of guilty or nolo contendere to, any felony; (iii) executive’s commission of any act of dishonesty, deceit or fraud which causes economic harm to the Company; (iv) willful breach of executive’s fiduciary duties owed to the

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Company; (v) executive’s material breach of the employment agreement; (vi) executive’s willful failure to perform his duties; (vii) the executive’s material violation of Company policy, procedure, etc.; or (viii) engaging in activities or conduct reasonably likely to impair the reputation, operations, etc. of the business of the Company.

Separation Agreement with Michael D. Dean

Effective June 6, 2018 (the “Separation Date”), Michael D. Dean departed from the Company and stepped down from his role as President and Chief Executive Officer. On June 29, 2018, the Company and Mr. Dean entered into a separation agreement memorializing the terms of his separation from the Company (the “Separation Agreement”).

Consistent with the Company’s obligations under Mr. Dean’s employment agreement, Mr. Dean will receive the following: (A) an amount equal to two times the sum of (i) his annual base salary, and (ii) his target annual bonus (such amount, the “Cash Severance”), and (B) reimbursement for the employer portion of the monthly cost of maintaining health benefits for himself and his eligible dependents for 18 months following the Separation Date. The Cash Severance is currently being paid in equal installments over the 24-month period following the Separation Date. Pursuant to his employment agreement and the Separation Agreement, Mr. Dean remained eligible to receive a pro-rated annual bonus for the Company’s 2018 fiscal year. As discussed above, Mr. Dean was not paid an annual bonus for 2018 because the Company did not achieve “threshold” level performance with respect to its corporate financial goal established for 2018, and, pursuant to the terms of his employment agreement, individual performance factors were disregarded in calculating any pro-rated annual bonus he was eligible to receive in respect of the year in which his employment terminated.

Pursuant to the terms of the Separation Agreement, in exchange for the cancellation of an aggregate of 721,731 stock options granted to him in June of 2015, October of 2015 and June of 2016, Mr. Dean fully vested in (i) his outstanding restricted stock units and (ii) the option to purchase 424,710 shares of common stock granted to him in June of 2017 (with such options remaining exercisable for 12 months following the Separation Date as contemplated by his employment agreement).

The severance payments and benefits described above were subject to Mr. Dean’s execution of an effective release of claims against the Company, and the continuation of any such payments/benefits remain subject to his continued compliance with the restrictive covenants contained in his employment agreement.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL AS OF OCTOBER 28, 2018

The chart below quantifies the payments and benefits to which our 2018 Named Executive Officers would have been entitled to upon termination of employment or in connection with a change in control had either event occurred on October 28, 2018.

Name	Termination without Cause or for Good Reason ($)	Death or Disability ($)	Termination without Cause or for Good Reason in Connection with a Change in Control ($)(1)
Linda Perneau
Cash Severance(2)	877,115	327,115	877,115
Health Benefits	17,101	—	17,101
Stock Options(3)	—	—	—
Restricted Stock Units(4)	—	—	172,080
Total	894,216	327,115	1,066,296
Paul Tomkins
Cash Severance(2)	529,172	94,172	529,172
Health Benefits	17,101	—	17,101
Stock Options(3)	—	—	—
Restricted Stock Units(4)	—	—	119,009
Total	546,273	94,172	665,282
Nancy T. Avedissian
Cash Severance(2)	442,815	62,815	442,815
Health Benefits	17,101	—	17,101
Stock Options(3)	—	—	—
Restricted Stock Units(4)	—	—	75,688
Total	459,916	62,815	535,604
(1)	Assumes a change in control occurred on October 28, 2018 and that the applicable termination event occurs as of the same date. Also assumes that no “replacement awards” are provided to the award holders in connection with the change in control.
(2)	For a description of how each executive’s cash severance amount would be calculated, please see the “Employment Agreements with 2018 Named Executive Officers” section in the “Discussion of Fiscal Year 2018 Executive Compensation Program” section.
(3)	Represents the intrinsic value of the acceleration of vesting of any stock options that vest upon the event. Intrinsic value is the difference between the exercise price of the stock option and the closing price of our common stock on the date the triggering event occurred, which was $3.64 on October 26, 2018 (the last trading day of the fiscal year). We used the closing price of our common stock on this date due to the fact that the 2018 fiscal year fell on a Sunday. In accordance with SEC guidelines, no amount is shown for any stock option the intrinsic value of which is $0 or less. At a stock price of $3.64, all of the stock options held by the 2018 Named Executive Officers would be out of the money.
(4)	The acceleration value of restricted stock units and performance stock units is calculated as the closing price of our common stock on October 26, 2018 (the last trading day of the fiscal year), which was $3.64 multiplied by the number of units being accelerated.
41 | Volt Information Sciences, Inc. 2019 Proxy Statement

EXECUTIVE COMPENSATION

2018 Director Compensation

As reflected in the table below, each director of the Company who was not an officer or employee of the Company received a director’s fee at an annual rate of $60,000, and was reimbursed for reasonable out-of-pocket expenses related to his or her services. The Chairman of the Board received an additional $35,000 fee per annum and the vice-chairman received an additional $25,000 fee per annum. The Chair of the Audit Committee, the Compensation Committee and the Nominating/Governance Committee each received an additional $20,000, $15,000 and $10,000 per annum, respectively. In addition, any non-employee director who also serves as a member of any committee (in a role other than Chair) will receive an additional payment of $5,000, provided that each non-employee director is only eligible to receive one $5,000 payment per year.

In the past, our non-employee directors also received an annual equity-based grant. After taking into account dilution concerns expressed by certain of our shareholders this past year, almost all of our non-employee directors elected to forego their annual equity grant for fiscal year 2018.

Beginning with amounts earned by members of our Board in respect of fiscal year 2017, each member of our Board had the option of deferring certain portions of his or her compensation pursuant to our DCP described in the “Discussion of Fiscal Year 2018 Executive Compensation Program” section.

FISCAL YEAR 2018 DIRECTOR COMPENSATION TABLE

Name	Fees Earned	Stock Awards(1)	Total
Nicholas S. Cyprus	$98,738	$—	$98,738
Bruce G. Goodman	75,000	—	75,000
William J Grubbs	74,812	—	74,812
Dana Messina(2)	101,450	75,002	176,452
Laurie Siegel	80,000	—	80,000
Arnold Ursaner(3)	65,000	—	65,000
	$495,000	$75,002	$570,002
(1)	On June 14, 2018, Dana Messina was awarded 21,368 of the Company's common stock, which will vest over one year, under the Company's 2015 Incentive Stock Plan. The amount shown in the stock award column reflects the aggregate grant date fair value of the award determined in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 15 in our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal year 2018 filed on January 9, 2019.
(2)	Such director elected to defer receipt of fees and stock awards in respect of fiscal year 2018.
(3)	Such director elected to defer receipt of fees earned in respect of fiscal year 2018.
42 | Volt Information Sciences, Inc. 2019 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Review of Transactions with Related Persons

The Board has adopted a written policy regarding the review and approval of transactions involving certain persons that SEC regulations require to be disclosed in proxy statements, which are commonly referred to as “related person transactions.” A “related person” is defined under the applicable SEC regulation and includes our directors, executive officers, nominees for director and beneficial owners of 5% or more of our common stock. Under the written policy, the Audit Committee is responsible for reviewing and approving any related person transactions, and will consider factors it deems appropriate including:

•	whether the transaction is on terms no more favorable than terms generally available to an unrelated third party under the same or similar circumstances;
•	the benefits to the Company; and
•	the extent of the related person’s interest in the transaction.

There are no material interests, direct or indirect, of any other director nominee or any of the current directors, executive officers, or any shareholder who beneficially owns, directly or indirectly, more than 5% of the outstanding common shares, or immediate family members of such persons, in any transaction during fiscal year 2018, or in any proposed transaction, in which the amount involved exceeded $120,000.

Director Independence; Executive Sessions of the Board

The Board has determined that directors Bruce G. Goodman, William J. Grubbs, Nick S. Cyprus, Arnold Ursaner, and Celia Brown meet the current independence requirements under the applicable rules of the SEC and listing standards of the NYSE American. The Board made these determinations based primarily upon a review of the responses of directors and director nominees to questions in a director and officer questionnaire regarding employment and compensation history, affiliations and family and other relationships and on discussions with them. The Board determined that there were no material relationships between any of such persons and the Company that could interfere with the exercise of their independent judgment and that each meets the current independence requirements applicable to independent directors under the applicable listing standards of the NYSE American.

As of the Company’s 2018 Annual Meeting, director Bruce G. Goodman met all applicable independence requirements of the SEC and listing standards of NYSE American. Mr. Goodman is a 3.9% shareholder of the Company and his directorship brings a welcome perspective to the Board as a significant shareholder representative.

The non-management directors have held executive sessions. In accordance with the listing standards of the NYSE American, these sessions are intended to promote open discussion among non-management directors.

43 | Volt Information Sciences, Inc. 2019 Proxy Statement

PRINCIPAL ACCOUNTING FEES AND SERVICES

Our Audit Committee appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal years ended October 28, 2018, October 29, 2017, and October 30, 2016. Representatives of Ernst & Young LLP are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. We incurred the following fees to Ernst & Young LLP for fiscal years 2018, 2017 and 2016 (in thousands):

	Fiscal Year 2018	Fiscal Year 2017	Fiscal Year 2016
Audit Fees	$1,601	$2,679	$2,836
Audit-Related Fees	—	—	—
Tax Fees	—	—	—
All Other Fees	—	—	—
Total	$1,601	$2,679	$2,836

Audit fees are for professional services rendered for the audit of the annual financial statements and the review of interim financial statements included in Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

Audit-related fees are for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

Tax fees include fees for services provided in connection with tax compliance, planning and reporting. All other fees represent fees for products and services other than the services described above.

The Audit Committee has considered whether the provision of the non-audit services described above is compatible with maintaining Ernst & Young LLP’s independence and has determined that such services are compatible with maintaining Ernst & Young LLP’s independence.

Pre-Approval Policy

Pursuant to the Audit Committee’s pre-approval policy, the Audit Committee is responsible for pre-approving all audit and permitted non-audit services to be performed for us by our independent auditors. The Audit Committee may delegate pre-approval authority to one or more of its members, and such member or members must report all pre-approval decisions to the Audit Committee at its next scheduled meeting. All audit and non-audit services for fiscal years 2018, 2017 and 2016 were pre-approved by the Audit Committee.

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APPROVAL OF 2019 EQUITY INCENTIVE PLAN

ITEM 4.   PROPOSAL TO APPROVE THE COMPANY’S 2019 EQUITY INCENTIVE PLAN

On February 15, 2019, the Compensation Committee recommended to the Board that it adopt the Volt Information Sciences, Inc. 2019 Equity Incentive Plan (as amended, the “2019 Plan”). On February 15, 2019, the Board approved and adopted the 2019 Plan, subject to the approval of our shareholders.

We currently have one active equity compensation plan, the 2015 Plan, which was approved by the Board on October 15, 2015 and approved by our shareholders on June 9, 2016. If the 2019 Plan is approved, 2,500,000 shares, plus any shares granted under the 2015 Plan that again become available for awards in accordance with the 2015 Plan, will be available for grant under the 2019 Plan. In setting the number of proposed shares issuable under the 2019 Plan, the Compensation Committee and the Board considered a number of factors, including the Company’s historical grant practices, expected “shareholder value transfer”, and potential dilution. If the 2019 Plan is approved by our shareholders, no future equity awards will be made pursuant to the 2015 Plan and any shares that remain available for issuance under the 2015 Plan will be cancelled. Although no new awards may be granted under the 2015 Plan, if the 2019 Plan is approved, all previously granted awards under the 2015 Plan would continue to be governed by the terms of that plan. In the event our shareholders do not approve the 2019 Plan, the 2019 Plan will not become effective. The 2019 Plan, if approved, will expire in 2029.

Based on internal projections, if the 2019 Plan is not approved by our shareholders, we will not have a sufficient number of shares available for issuance under the 2015 Plan to satisfy our ongoing compensatory needs. Although we are sensitive to the potential dilution concerns of our shareholders, we firmly believe that our ability to profitably grow our business is inextricably linked to our ability to attract and retain high-performing talent, especially given target total direct compensation for our executives is at or around the 25th percentile of the Company’s peer group.

Because the Company’s 2018 Equity Incentive Plan was not approved by our shareholders at the 2018 Annual Meeting, the grants approved by the Compensation Committee following the 2018 Annual Meeting will be settled in cash unless the Compensation Committee determines otherwise and there is sufficient share capacity available at the time of settlement. If the 2019 Plan is approved at the 2019 Annual Meeting, the Compensation Committee will have the discretion to settle these awards in shares of the Company’s common stock under the 2019 Plan. Recipients of these awards included the Company’s executive officers (including the 2018 Named Executive Officers).

Historically, our 2015 Plan has had limited dilutive effect on our shareholders as only 12.9% of the 3,000,000 shares authorized to be granted under the 2015 Plan have had a dilutive effect to date. Only 388,056 shares have been issued upon the vesting of restricted stock units and an additional 660,398 restricted and performance stock units have been granted but have not yet vested (including 596,405 restricted and performance stock units that will be cash-settled unless the Compensation Committee determines otherwise and there is sufficient share capacity available at the time of settlement). Together, such awards result in only 34.9% of awards authorized under 2015 Plan having a probable dilutive effect (based on target level achievement of the performance stock units). As of our 2018 fiscal year end, all of the stock options granted under our 2015 Plan were out of the money. Dilution from vested restricted stock units and possible dilution from unvested restricted and performance stock units was only 4.7% of the Company’s common stock outstanding (as of our 2018 fiscal year end), with actual dilution from vested restricted stock units at only 1.8% of the Company’s total common stock outstanding at such time.

We believe that we would be at a significant competitive disadvantage if we could not use equity-based awards to recruit and compensate high-performing individuals, based on the fact that equity-based awards are a key design feature of the compensation programs of many of our competitors. We are also seeking shareholder approval of the 2019 Plan in order to reflect recent “best practice” trends in equity plan governance, such as removing the Compensation Committee’s ability to issue awards pursuant to an award agreement that does not contain the minimum vesting provision provided in the 2019 Plan.

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APPROVAL OF 2019 EQUITY INCENTIVE PLAN

Equity Plan Information as of February 1, 2019

As of February 1, 2019:

•	There were 21,191,030 common shares issued and outstanding.
•	There were a total of 1,371,855 stock options outstanding, with an average exercise price of $5.54 and an average remaining term of 6.97 years.
•	There were a total of 482,272 restricted stock units outstanding and 218,097 performance stock units outstanding. This includes 596,405 restricted and performance stock units that will be cash-settled unless the Compensation Committee determines otherwise and there is sufficient share capacity available at the time of settlement.
•	There were a total of 1,110,232 shares available for future award under our 2015 Plan. If the 2019 Plan is approved by our shareholders, these shares will be cancelled upon approval of the 2019 Plan.
•	Our “burn rate” measures the number of shares under outstanding equity awards granted during a given year (disregarding cancellations), as a percentage of the weighted average number of shares of common stock outstanding for that fiscal year. It measures the potential dilutive effect of annual equity grants.
•	Over the past three years, our burn rate was 7.1%, 5.3% and 4.3% (for the years ended October 30, 2016, October 29, 2017 and October 28, 2018, respectively).
•	Over the past three years, our dilution was 9.3%, 11.9% and 10.4% at fiscal year-end (for the years ended October 30, 2016, October 29, 2017 and October 28, 2018, respectively). Our dilution was 8.9% as of February 1, 2019. “Dilution” is measured as the total number of shares under all outstanding equity awards (i.e., share awards granted, less share award cancellations), as a percentage of the common stock outstanding on the date of calculation.
•	Over the past three years, our “overhang rate” was 14.9%, 13.0% and 13.8% at fiscal year-end (for the years ended October 30, 2016, October 29, 2017 and October 28, 2018, respectively). Our overhang rate was 13.1% as of February 1, 2019. Our overhang rate measures the total number of shares under all outstanding plan awards, plus the number of shares authorized for future plan awards, as a percentage of the common stock outstanding on the date of calculation. It measures the potential dilutive effect of outstanding equity awards and future awards available for grant. If the 2019 Plan is approved by our shareholders, our overhang rate would be 17.7%, based on the common stock outstanding as of February 1, 2019.

Your Board recommends that you vote FOR this item.

Reasons Why You Should Vote for Item 4

We believe our future success depends in part on our ability to attract, motivate and retain high-quality employees, directors and consultants and that the ability to provide equity-based and/or incentive-based awards under the 2019 Plan is critical to achieving this success. We believe that we would be at a significant competitive disadvantage if we could not use equity-based awards to recruit and compensate these individuals, based on the fact that equity-based awards are a key design feature of the compensation programs of many of our competitors.

The use of our stock as part of our compensation program is also important to our continued success because we believe it fosters a pay-for-performance culture that is, and will continue to be, an important element of our overall compensation philosophy going forward. Equity compensation aligns the compensation interests of our directors, employees and consultants with the investment interests of our shareholders and promotes a focus on long-term value creation because our equity compensation awards can be subject to vesting and/or performance criteria.

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APPROVAL OF 2019 EQUITY INCENTIVE PLAN

The 2019 Plan permits the granting of (i) stock options, including incentive stock options (“ISOs”) entitling the optionee to favorable tax treatment under Section 422 of the Code, (ii) stock appreciation rights (“SARs”), (iii) restricted stock, (iv) RSUs, (v) performance awards, and (vi) other awards valued in whole or in part by reference to or otherwise based on our common stock (as defined in the 2019 Plan, “other stock-based awards”). Each type of award is described below under “Types of Awards Under the 2019 Plan.” Each of the awards will be evidenced by an award agreement setting forth the applicable terms and conditions. The 2019 Plan also permits the granting of cash-based awards.

If the 2019 Plan is approved, 2,500,000 shares, plus any shares granted under the 2015 Plan that again become available for awards in accordance with the 2015 Plan, will be available for grant under the 2019 Plan. In setting the number of proposed shares issuable under the 2019 Plan, the Compensation Committee and the Board considered a number of factors, including the Company’s historical grant practices, expected “shareholder value transfer”, and potential dilution. If the 2019 Plan is approved, no future awards will be granted under the 2015 Plan, but outstanding awards granted under the 2015 Plan will continue unaffected after the date on which our shareholders approve the 2019 Plan. Based on the closing price of our common stock on February 1, 2019 of $3.71 per share, the aggregate market value as of February 1, 2019 of the 2,500,000 shares proposed to be issued under the 2019 Plan was $9,275,000.

Plan Highlights

Double-Trigger Vesting.   The 2019 Plan contains a “double-trigger” vesting provision, which generally provides that awards will not be accelerated upon a change in control of the Company unless either (i) an acquiror does not replace or substitute outstanding awards in accordance with the requirements of the 2019 Plan (in which case the outstanding awards would vest), or (ii) a participant who receives a replacement or substitute award in connection with such change in control is involuntarily terminated within two years following the change in control.

Independent Plan Administrator.   The Compensation Committee, which is composed of independent directors, administers the 2019 Plan, and retains full discretion to determine the number and amount of awards to be granted under the 2019 Plan, subject to the terms of the 2019 Plan.

Reasonable Plan Limits.   Subject to adjustment as described in the 2019 Plan, total awards under the 2019 Plan are limited to 2,500,000 shares of our common stock, plus any shares granted under the 2015 Plan that again become available for awards under the 2015 Plan. These shares may be shares of original issuance or treasury shares or a combination of the foregoing. The 2019 Plan also provides that, subject to adjustment as described in the 2019 Plan, no participant will be granted awards (including stock options and SARs) under the 2019 Plan for more than 1,000,000 shares of common stock in respect of any fiscal year and no more than 2,500,000 shares available for issuance under the 2019 Plan may be issued upon the exercise of ISOs, and no non-employee director will be granted more than 100,000 shares of common stock in respect of any fiscal year.

Shareholder Approval of Material Amendments.   The 2019 Plan requires us to seek shareholder approval for any material amendments to the 2019 Plan, such as materially increasing the number of shares available.

Prohibition on the Repricing of Options and SARs.   The 2019 Plan prohibits the repricing of outstanding stock options or SARs without shareholder approval (outside of certain corporate transactions or adjustment events described in the 2019 Plan).

No Transfers of Awards for Value.   The 2019 Plan requires that no awards granted under the 2019 Plan may be transferred for value, subject to exceptions for certain familial transfers.

Full Value Awards Weighted More Heavily.   The settlement of one share pursuant to a full value award is deemed to reduce the authorized share pool under the 2019 Plan by 1.46 shares.

No Liberal Recycling Provisions.   The 2019 Plan provides that only shares with respect to awards granted under the 2019 Plan that expire or are forfeited or cancelled, or shares that were covered by an award the

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benefit of which is paid in cash instead of shares, will again become available for award under the 2019 Plan. The following shares will not be added back to the aggregate plan limit: (1) shares tendered in payment of the exercise price; (2) shares withheld by the Company to satisfy the tax withholding obligation; and (3) shares that are repurchased by the Company with proceeds realized by the Company in connection with the exercise of a stock option or SAR.

Minimum Vesting Requirements.   Other than with respect to up to 5% of the number of shares reserved for issuance under the 2019 Plan, awards granted under the 2019 Plan that vest on the basis of a participant’s employment with or provision of services to the Company will be subject to a minimum vesting period of one year from the date of grant.

No Discounted Stock Options or SARs.   The 2019 Plan requires that the exercise price for newly-issued stock options or SARs be at least 100% of the per share “fair market value” (as defined in the 2019 Plan) on the date of grant.

Prohibition of Dividends or Dividend Equivalents on Unvested Awards.   The 2019 Plan prohibits the current payment of dividends or dividend equivalents with respect to shares underlying unvested awards prior to the achievement of the applicable vesting conditions. Any such dividends or dividend equivalents will be deferred until and contingent upon the achievement of the underlying vesting conditions.

Summary of the 2019 Plan

Set forth below is a summary of the principal features of the 2019 Plan. This summary is qualified in its entirety by reference to the terms of the 2019 Plan, a copy of which is included in this Proxy Statement as Appendix A.

Purpose

The 2019 Plan authorizes the Compensation Committee, or another committee designated by the Board and made up of two or more non-employee directors and outside directors, to provide equity-based or other incentive-based compensation for the purpose of attracting and retaining directors, employees and certain consultants and providing our directors, employees and such consultants incentives and rewards for superior performance.

The 2019 Plan is designed to comply with the requirements of applicable federal and state securities laws, and, where applicable, the Code.

Shares Subject to the 2019 Plan

Subject to potential adjustment as described in the 2019 Plan, the Board has authorized the issuance of 2,500,000 shares of our common stock in connection with awards pursuant to the 2019 Plan, plus any shares granted under the 2015 Plan that again become available for awards under the 2015 Plan. No more than 2,500,000 shares available for issuance under the 2019 Plan may be issued upon the exercise of ISOs. The number of shares with respect to awards (including options and SARs) that may be granted under the 2019 Plan to any participant in respect of any fiscal year may not exceed 1,000,000 shares, and the number of shares with respect to awards (including options and SARs) that may be granted under the 2019 Plan to any non-employee director in respect of any fiscal year may not exceed 100,000 shares.

Any shares of our common stock covered by an award granted under the 2019 Plan, which for any reason is cancelled, forfeited or expires or, in the case of an award other than a stock option or SAR, is settled in cash, will again be available for awards under the 2019 Plan. However, (i) shares not issued or delivered as a result of the net settlement of an outstanding stock option or SAR, (ii) shares used to pay the exercise price or withholding taxes related to an outstanding award, and (iii) shares repurchased by the Company using proceeds realized by the Company in connection with a participant’s exercise of an option or SAR, will not again become available for grant.

Subject to the 2019 Plan’s share counting rules, common stock covered by awards granted under the 2019 Plan will not be counted as used unless and until the shares are actually issued or transferred. However,

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APPROVAL OF 2019 EQUITY INCENTIVE PLAN

common stock issued or transferred under awards granted under the 2019 Plan in substitution for or conversion of, or in connection with an assumption of, stock options, SARs, restricted stock, RSUs or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with us or any of our subsidiaries will not count against the aggregate share limit or other 2019 Plan limits described above. Additionally, shares available under certain plans that we or our subsidiaries may assume in connection with corporate transactions from another entity may be available for certain awards under the 2019 Plan, under circumstances further described in the 2019 Plan, but will not count against the aggregate share limit or other 2019 Plan limits described above. The various limits described above are subject to potential adjustment as described in the 2019 Plan.

Plan Administration

The 2019 Plan is administered by the Compensation Committee. The Compensation Committee generally may select eligible participants to whom awards are granted, determine the types of awards to be granted and the number of shares covered by awards and set the terms and conditions of awards. The Compensation Committee’s determinations and interpretations under the 2019 Plan will be binding on all interested parties. The Compensation Committee may delegate to a subcommittee or to officers certain authority with respect to the granting of awards other than awards to certain officers and directors as specified in the 2019 Plan.

Eligibility

Awards may be made by the Compensation Committee to any of our employees or certain qualifying consultants, or to employees or certain qualifying consultants of our affiliates, or non-employee directors who are members of the Board or the boards of directors of our affiliates; provided that ISOs may only be granted to our employees or employees of our affiliates. Currently, there are approximately 22 individuals whom we believe would be eligible to participate in the 2019 Plan subject to any necessary approvals by the Compensation Committee, consisting of 17 employees (including the Company’s executive officers), 0 consultants, and 5 non-employee directors who are members of the Board. Such awards may be issued in order to attract, motivate and retain high-quality employees, directors and consultants.

No Repricing Without Shareholder Approval

Except in connection with a corporate transaction or other adjustment event described in the 2019 Plan, repricing of underwater options and SARs is prohibited without shareholder approval under the 2019 Plan.

Types of Awards Under the 2019 Plan

Stock Options.   Option rights may be granted that entitle the optionee to purchase shares of our common stock at a price not less than (except with respect to “substitute awards” described below) fair market value at the date of grant, and may be ISOs, nonqualified stock options, or combinations of the two. Stock options granted under the 2019 Plan will be subject to such terms and conditions, including exercise price and conditions and timing of exercise, as may be determined by the Compensation Committee and specified in the applicable award agreement. Payment in respect of the exercise of an option granted under the 2019 Plan may be made (i) in cash or its equivalent, or (ii) in the discretion of the Compensation Committee, by exchanging shares owned by the optionee (which are not the subject of any pledge or other security interest and which have been owned by such optionee for at least six months), or (iii) in the discretion of the Compensation Committee and subject to such rules as may be established by the Compensation Committee and applicable law, either through delivery of irrevocable instructions to a broker to sell the shares being acquired upon exercise of the option and to deliver promptly to us an amount equal to the aggregate exercise price, or (iv) in the discretion of the Compensation Committee and subject to any conditions or limitations established by the Committee, by having us withhold from shares otherwise deliverable an amount equal to the aggregate option exercise price, or (v) by a combination of the foregoing, or (vi) by such other methods as may be approved by the Compensation Committee, provided that the combined value of all cash and cash equivalents and the fair market value of such shares so tendered to us or withheld as of the date of such tender or withholding is at least equal to the aggregate exercise price of the option. No stock option may be exercisable more than 10 years from the date of grant.

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APPROVAL OF 2019 EQUITY INCENTIVE PLAN

Stock Appreciation Rights.   SARs granted under the 2019 Plan will be subject to such terms and conditions, including grant price and the conditions and limitations applicable to exercise thereof, as may be determined by the Compensation Committee and specified in the applicable award agreement. SARs may be granted in tandem with another award, in addition to another award, or freestanding and unrelated to another award. A SAR will entitle the participant to receive an amount equal to the excess of the fair market value of a share on the date of exercise of the SAR over the grant price thereof (which may not be (except with respect to substitute awards described below) less than fair market value on the date of grant). The Compensation Committee, in its sole discretion, will determine whether a SAR will be settled in cash, shares or a combination of cash and shares. No SAR may be exercisable more than 10 years from the date of grant.

Restricted Stock and Restricted Stock Units.   Restricted stock and RSUs granted under the 2019 Plan will be subject to such terms and conditions, including the duration of the period during which, and the conditions, if any, under which, the restricted stock and RSUs may be forfeited to us, as may be determined by the Compensation Committee in its sole discretion. Each RSU will have a value equal to the fair market value of a share of our common stock. RSUs will be paid in cash, shares, other securities or other property, as determined by the Compensation Committee in its sole discretion, upon or after the lapse of the restrictions applicable thereto or otherwise in accordance with the applicable award agreement. Dividends paid on any restricted stock or dividend equivalents paid on any RSUs will be paid directly to the participant, withheld by us subject to vesting of the restricted stock or RSUs under the terms of the applicable award agreement, or may be reinvested in additional restricted stock or in additional RSUs, as determined by the Compensation Committee in its sole discretion.

Performance Awards.   Performance awards granted under the 2019 Plan will consist of a right which is (i) denominated in cash or shares, (ii) valued, as determined by the Compensation Committee, in accordance with the achievement of such performance goals during such performance periods as the Compensation Committee will establish, and (iii) payable at such time and in such form as the Compensation Committee will determine. Subject to the terms of the 2019 Plan and any applicable award agreement, the Compensation Committee will determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any performance award and the amount and kind of any payment or transfer to be made pursuant to any performance award. Performance Awards may be paid in a lump sum or in installments following the close of the performance period (as set forth in the applicable award agreement) or, in accordance with procedures established by the Compensation Committee, on a deferred basis. The Compensation Committee may require or permit the deferral of the receipt of performance awards upon such terms as the Compensation Committee deems appropriate and in accordance with Section 409A of the Code.

Other Stock-Based Awards.   In addition to the foregoing types of awards, the Compensation Committee will have authority to grant to participants an “other stock-based award” (as defined in the 2019 Plan), which will consist of any right which is (i) not a stock option, SAR, restricted stock or RSU or performance award and (ii) an award of shares or an award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of our common stock (including, without limitation, securities convertible into shares of our common stock), as deemed by the Compensation Committee to be consistent with the purposes of the 2019 Plan; provided that any such rights must comply, to the extent deemed desirable by the Compensation Committee, with Rule 16b-3 and applicable law. Subject to the terms of the 2019 Plan and any applicable award agreement, the Compensation Committee will determine the terms and conditions of any such other stock-based award, including the price, if any, at which securities may be purchased pursuant to any other stock-based award granted under the 2019 Plan.

Dividend Equivalents.   In the sole discretion of the Compensation Committee, an award (other than options or SARs), whether made as another stock-based award or as any other type of award issuable under the 2019 Plan, may provide the participant with the right to receive dividends or dividend equivalents, payable in cash, shares, other securities or other property and on a current or deferred basis. However, for awards with respect to which any applicable vesting condition has not been achieved, dividends and dividend equivalents may be paid only on a deferred basis, to the extent the underlying award vests.

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Performance Criteria

The performance criteria that may be used to establish performance goal(s) with respect to performance-based awards may include, but are not limited to, one or more of the following: (i) return on net assets; (ii) pretax income before allocation of corporate overhead and bonus; (iii) budget; (iv) net income (before or after taxes); (v) division, group or corporate financial goals; (vi) return on shareholders’ equity; (vii) return on assets; (viii) return on capital; (ix) revenue; (x) profit margin; (xi) earnings per share; (xii) earnings or net earnings; (xiii) operating earnings; (xiv) cash flow or free cash flow; (xv) attainment of strategic and operational initiatives; (xvi) appreciation in and/or maintenance of the price of the shares or any other publicly-traded securities of the Company; (xvii) market share; (xviii) gross profits; (xix) earnings before interest and taxes; (xx) earnings before interest, taxes, depreciation and amortization; (xxi) operating expenses; (xxii) capital expenses; (xxiii) enterprise value; (xxiv) equity market capitalization; (xxv) economic value-added models and comparisons with various stock market indices; (xxvi) reductions in costs; (xxvii) operating income; (xxviii) operating margin; (xxix) price per share; (xxx) return on investment; or (xxxi) total shareholder return, among other factors as may be determined by the Compensation Committee in its discretion.

Minimum Vesting Requirements

Other than with respect to up to 5% of the number of shares reserved for issuance under the 2019 Plan, awards granted under the 2019 Plan that vest on the basis of a participant’s employment with or provision of services to the Company will be subject to a minimum vesting period of one year from the date of grant.

Amendments

The Board may amend the 2019 Plan from time to time without further approval by our shareholders, except where (i) the amendment would materially increase the benefits accruing to participants under the 2019 Plan, (ii) the amendment would materially increase the number of securities which may be issued under the 2019 Plan, or (iii) shareholder approval is required by applicable law or securities exchange rules and regulations, and provided that no such action that would materially impair the rights of any participant with respect to awards previously granted under the 2019 Plan will be effective without the participant’s consent.

Transferability

Each award, and each right under any award, will be exercisable only by the participant during the participant’s lifetime, or, if permissible under applicable law, by the participant’s guardian or legal representative, and no award may be sold, assigned, pledged, attached, alienated or otherwise transferred or encumbered by a participant, other than by will or by the laws of descent and distribution, and any such purported sale, assignment, pledge, attachment, alienation, transfer or encumbrance will be void and unenforceable against us or any affiliate; provided that the designation of a beneficiary will not constitute a sale, assignment, pledge, attachment, alienation, transfer or encumbrance. In no event will any award granted under the 2019 Plan be transferred for value. However, the Compensation Committee may permit the transferability of an award under the 2019 Plan by a participant to certain members of the participant’s immediate family or trusts for the benefit of such persons or other entities owned by such persons.

Adjustments

The number and kind of shares covered by outstanding awards and available for issuance or transfer (and 2019 Plan limits) under the 2019 Plan and, if applicable, the prices per share applicable thereto, are subject to adjustment in the event of dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of ours, issuance of warrants or other rights to purchase our shares or other securities, or other corporate transaction or event. In the event of any such transaction, the Compensation Committee may, in its discretion, adjust to prevent dilution or enlargement of benefits (i) the number of our shares or other securities (or number and

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APPROVAL OF 2019 EQUITY INCENTIVE PLAN

kind of other securities or property) with respect to which awards may be granted, (ii) the number of our shares or other securities of (or number and kind of other securities or property) subject to outstanding awards, and (iii) the grant or exercise price with respect to any award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding award in consideration for the cancellation of such award, which, in the case of options and SARs will equal the excess, if any, of the fair market value of the shares subject to such options or SARs over the aggregate exercise price or grant price of such options or SARs. However, such adjustment to the 2019 Plan limits will be made only if and to the extent that such adjustment would not cause any ISO to fail to so qualify.

Change in Control

Unless otherwise determined by the Compensation Committee on the date of grant or set forth in the applicable award agreement, no award will accelerate solely as a result of a change in control if a “replacement award” (as defined in the 2019 Plan) is promised to a participant in connection with such change in control. The vesting of a replacement award will only accelerate in connection with a change in control if the participant’s employment is involuntarily terminated by the Company within two years following such change in control.

Unless otherwise provided in the 2019 Plan or an award agreement, to the extent any 2019 Plan or award agreement provision would cause a payment of deferred compensation upon a change in control or termination of service that is subject to Section 409A of the Code, then payment will not be made unless the provisions comply with Section 409A of the Code. Any payment that would have been made but for the application of the preceding sentence will be made in accordance with the payment schedule that would have applied in the absence of a change in control or termination of employment or service, but disregarding any future service or performance requirements.

Withholding Taxes

A participant may be required to pay to us, and, subject to Section 409A of the Code, we will have the right and are authorized to withhold from any award, from any payment due or transfer made under any award or under the 2019 Plan or from any compensation or other amount owing to a participant the amount (in cash, shares, other securities, other awards or other property) of any applicable withholding taxes in respect of an award, its exercise, or any payment or transfer under an award or under the 2019 Plan and to take such other action as may be necessary in our opinion to satisfy all obligations for the payment of such taxes. Subject to such rules as the Compensation Committee may adopt, a participant may satisfy, in whole or in part, the withholding liability by delivery of shares owned by the participant (which are not subject to any pledge or other security interest and which have been owned by the participant for at least six months) with a fair market value equal to such withholding liability or by having us withhold from the number of shares otherwise issuable upon the occurrence of a vesting event a number of shares with a fair market value equal to such withholding liability.

Detrimental Activity and Recapture Provisions

Any award agreement may provide for the cancellation or forfeiture of an award or the forfeiture and repayment of any gain related to an award, or other provisions intended to have a similar effect, upon terms and conditions determined by the Compensation Committee, if a participant, either during (i) his or her employment or other service with us or an affiliate or (ii) within a specific period after termination of employment or service, engages in any “detrimental activity” (as defined in such award agreement). In addition, any award agreement may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to us of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Compensation Committee from time to time or under Section 10D of the Securities Exchange Act of 1934, as amended, or the rules of any national securities exchange or national securities association on which our common stock is traded.

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APPROVAL OF 2019 EQUITY INCENTIVE PLAN

Termination

No grant will be made under the 2019 Plan more than 10 years after the date on which the 2019 Plan was approved by the shareholders, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of the 2019 Plan.

Federal Income Tax Consequences Relating to Awards

The following is a brief summary of some of the federal income tax consequences of certain transactions under the Plan based on federal income tax laws in effect on the date hereof. This summary, which is presented for the information of shareholders considering how to vote on this proposal and not for 2019 Plan participants, is not intended to be complete and does not describe federal taxes other than income taxes (such as Medicare and Social Security taxes), or state, local or foreign tax consequences. The following is not to be considered as tax advice to any persons who may be participants in the 2019 Plan, and any such persons are advised to consult with their own tax counsel.

Tax Consequences to Participants

Non-qualified Stock Options.   In general, (i) no income will be recognized by an optionee at the time a non-qualified stock option is granted; (ii) at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (iii) at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss), depending on how long the shares have been held.

Incentive Stock Options.   No income generally will be recognized by an optionee upon the grant or exercise of an ISO. The exercise of an ISO, however, may result in alternative minimum tax liability. If shares of our common stock are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If shares of our common stock acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss), depending on the holding period.

Stock Appreciation Rights.   No income will be recognized by a participant in connection with the grant of a tandem SAR or a free-standing SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of our common stock received on the exercise.

Restricted Stock.   The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the participant for such restricted stock) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that is subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

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APPROVAL OF 2019 EQUITY INCENTIVE PLAN

Restricted Stock Units.   No income generally will be recognized upon the award of RSUs. The recipient of an RSU award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares of our common stock on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs), and the capital gain/loss holding period for such shares will also commence on such date.

Performance Awards.   No income generally will be recognized upon the grant of performance awards. Upon payment in respect of the earn-out of performance awards, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares of our common stock received.

Tax Consequences to Us or Our Subsidiaries

To the extent that a participant recognizes ordinary income in the circumstances described above, we or the subsidiary for which the participant performs services will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1.0 million limitation on certain executive compensation under Section 162(m) of the Code.

Prior to its amendment by the TCJA, there was an exception to the $1 million deduction limitation under Section 162(m) for performance-based compensation if certain requirements set forth in Section 162(m) and the applicable regulations were met. The TCJA generally amended Section 162(m) to eliminate this exception for performance-based compensation, effective for taxable years following December 31, 2017. Therefore, compensation paid under the 2019 Plan to individuals who are “covered employees” under Section 162(m) that exceeds $1 million in a given tax year will not be deductible to us.

Compliance with Section 409A of the Code

To the extent applicable, it is intended that the 2019 Plan and any grants made thereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the participants. The 2019 Plan and any grants made under the 2019 Plan will be administered in a manner consistent with this intent. Any reference in the 2019 Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

Registration with the SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of shares of our common stock under the 2019 Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as is practicable after approval of the 2019 Plan by our shareholders.

54 | Volt Information Sciences, Inc. 2019 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plan Information

The following table sets forth information as of October 28, 2018 regarding shares of the common stock to be issued upon exercise and the weighted-average exercise price of all outstanding options, warrants and rights granted under the Company’s equity compensation plans, as well as the number of shares available for issuance under such plans. No equity compensation plans have been adopted without the approval of the Company’s shareholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($) (b)(4)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders
1995 Non-Qualified Stock Option Plan	—	—	—
2006 Incentive Stock Plan(1)	453,040	7.86	—
2015 Equity Incentive Plan(2)(3)	2,006,226	4.72	917,489
Equity compensation plans not approved by security holders	—	—	—
(1)	Includes 6,558 restricted stock units.
(2)	Includes 852,669 restricted stock units and performance stock units, which includes 721,891 restricted and performance stock units that will be cash-settled unless the Compensation Committee determines otherwise and there is sufficient share capacity under the 2015 Plan or a successor equity plan (including the 2019 Plan) at the time of settlement.
(3)	Following approval of the 2019 Plan by our shareholders, no future equity awards will be made pursuant to the 2015 Plan. However, outstanding awards granted under the 2015 Plan will continue unaffected after the date on which our shareholders approve the 2019 Plan.
(4)	Based only on stock options, because restricted stock units do not include an exercise price.

New Plan Benefits

As discussed on page 23 of this Proxy Statement, in June of 2018, the Compensation Committee approved long-term incentive awards to certain key employees (including the 2018 Named Executive Officers) in the form of cash-settled, time-based restricted stock units and performance-based restricted stock units. Pursuant to the applicable award agreements, at the time of settlement, the Compensation Committee will have the discretion to settle these awards in either cash or shares of the Company’s common stock. If the 2019 Plan is approved and there are shares available for issuance under the 2019 Plan at the time these awards (or any portion thereof) are settled, the Compensation Committee may determine to settle the awards (or any portion of the awards) using shares reserved for issuance under the 2019 Plan.

These 2018 grants are shown in the table below.

Name & Position	Dollar Value ($)	Number of Units (#)
Linda Perneau, President & CEO	557,189	169,377
Paul Tomkins, SVP & Chief Financial Officer	377,158	114,650
Nancy Avedissian, SVP, General Counsel & Corporate Secretary	226,293	68,790
Executive Officers	30,000	9,173
Non-Executive Officer Employees	—	—

55 | Volt Information Sciences, Inc. 2019 Proxy Statement

Item 5.   OTHER MATTERS

The Board knows of no other matters that may properly be brought before the Meeting. However, if other matters should properly come before the Meeting, it is the intention of those named in the solicited proxy to vote such proxy in accordance with their best judgment.

By Order of the Board of Directors,

Linda Perneau
President, Chief Executive Officer and Director

56 | Volt Information Sciences, Inc. 2019 Proxy Statement

APPENDIX A

2019 EQUITY INCENTIVE PLAN

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APPENDIX A

VOLT INFORMATION SCIENCES, INC. 2019 EQUITY INCENTIVE PLAN

Section 1.   Purpose. The purposes of this Volt Information Sciences, Inc. 2019 Equity Incentive Plan (as may be amended from time to time, the “Plan”) are to promote the interests of Volt Information Sciences, Inc. and its stockholders by (a) attracting and retaining employees and directors of, and certain consultants to, the Company and its Affiliates; (b) motivating such individuals by means of performance-related incentives to achieve longer-range performance goals; and/or (c) enabling such individuals to participate in the long-term growth and financial success of the Company.

Section 2.   Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” shall mean any entity (i) that, directly or indirectly, is controlled by, controls or is under common control with, the Company or (ii) in which the Company has a significant equity interest, in either case as determined by the Committee.

“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award, or Other Stock-Based Award made or granted from time to time hereunder.

“Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant. An Award Agreement may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company.

“Board” shall mean the Board of Directors of the Company.

“Cause” as a reason for a Participant’s termination of employment or service shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between the Participant and the Company or a subsidiary of the Company. If the Participant is not a party to an employment, severance or similar agreement with the Company or a subsidiary of the Company in which such term is defined, then unless otherwise defined in the applicable Award Agreement, “Cause” shall mean (i) persistent neglect or negligence in the performance of the Participant’s duties; (ii) conviction (including, but not limited to, pleas of guilty or no contest) for any act of fraud, misappropriation or embezzlement, or for any criminal offense related to the Company, any Affiliate or the Participant’s service; (iii) any deliberate and material breach of fiduciary duty to the Company or any Affiliate, or any other conduct that leads to the material damage or prejudice of the Company or any Affiliate; or (iv) a material breach of a policy of the Company or any Affiliate, such as the Company’s code of conduct.

“Change in Control” shall mean the occurrence of any of the following events:

(a)   the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the then-outstanding securities entitled to vote generally in the election of members of the Board (the “Voting Power”) at such time; provided that the following acquisitions shall not constitute a Change in Control: (i) any such acquisition directly from the Company; (ii) any such acquisition by the Company; (iii) any such acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries; or (iv) any such acquisition pursuant to a transaction that complies with clauses (i), (ii) and (iii) of paragraph (c) below; or

(b)   individuals who, as of immediately prior to the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason (other than death or disability) to constitute at least a majority of the Board; provided, that any individual becoming a director on or after the Effective Date, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the

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APPENDIX A

Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual was a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of or in connection with an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c)   consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Voting Power immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such transaction (including, without limitation, an entity that, as a result of such transaction, owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership immediately prior to such transaction of the securities representing the Voting Power, (ii) no Person (excluding any entity resulting from such transaction or any employee benefit plan (or related trust) sponsored or maintained by the Company or such entity resulting from such transaction) beneficially owns, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock of the entity resulting from such transaction, or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to such transaction, and (iii) at least a majority of the members of the board of directors of the entity resulting from such transaction were members of the Incumbent Board at the time of the execution of the initial agreement with respect to, or the action of the Board providing for, such transaction; or

(d)   approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation that is subject to Section 409A of the Code, then, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, the transaction or event described in paragraph (a), (b), (c) or (d) above, with respect to such Award, shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5).

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Committee” shall mean the Compensation Committee of the Board (or its successor(s)), or any other committee of the Board designated by the Board to administer the Plan and composed of not less than two directors, each of whom is required to be a “Non-Employee Director” (within the meaning of Rule 16b-3) and an “outside director” (within the meaning of Section 162(m) of the Code) to the extent Rule 16b-3 and Section 162(m) of the Code, respectively, are applicable to the Company and the Plan.

“Company” shall mean Volt Information Sciences, Inc. together with any successor thereto.

“Disability” shall mean a physical or mental disability or infirmity that prevents the performance by the Participant of his or her duties lasting (or likely to last, based on competent medical evidence presented to the Company) for a continuous period of six months or longer.

“Dividend Equivalent” shall mean a dividend equivalent right granted with respect to a Share underlying an Award granted under the Plan.

“Effective Date” shall have the definition as set forth in Section 18(a) of the Plan.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Existing Plan” shall mean the Volt Information Sciences, Inc. 2015 Equity Incentive Plan.

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APPENDIX A

“Fair Market Value” shall mean (i) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (ii) with respect to Shares, as of any date, the closing sale price (excluding any “after hours” trading) of the Shares on the date of grant or the date of calculation, as the case may be, on the stock exchange or over the counter market on which the Shares are principally trading on such date (or on the last preceding trading date if Shares were not traded on such date) if the Shares are readily tradable on a national securities exchange or other market system, and if the Shares are not readily tradable, Fair Market Value shall mean the amount determined in good faith by the Committee as the fair market value of the Shares.

“Good Reason” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between the Participant and the Company or a subsidiary of the Company. If the Participant is not a party to an employment, severance or similar agreement with the Company or a subsidiary of the Company in which such term is defined, then unless otherwise defined in the applicable Award Agreement, “Good Reason” shall mean (i) a material diminution in the Participant’s base salary from the level immediately prior to the Change in Control; or (ii) a material change in the geographic location at which the Participant must primarily perform the Participant’s services (which shall in no event include a relocation of the Participant’s current principal place of business to a location less than 50 miles away) from the geographic location immediately prior to the Change in Control; provided that no termination shall be deemed to be for Good Reason unless (a) the Participant provides the Company with written notice setting forth the specific facts or circumstances constituting Good Reason within 90 days after the initial existence of the occurrence of such facts or circumstances, (b) to the extent curable, the Company has failed to cure such facts or circumstances within 30 days of its receipt of such written notice, and (c) the effective date of the termination for Good Reason occurs no later than one 180 days after the initial existence of the facts or circumstances constituting Good Reason.

“Incentive Stock Option” shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto. Incentive Stock Options may be granted only to Participants who meet the requirements of Section 422 of the Code.

“Involuntary Termination” shall mean termination by the Company of a Participant’s employment or service by the Company without Cause or termination of a Participant’s employment by the Participant for Good Reason. For avoidance of doubt, an Involuntary Termination shall not include a termination of the Participant’s employment or service by the Company for Cause or due to the Participant’s death, Disability or resignation without Good Reason.

“Non-Qualified Stock Option” shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is not intended to be an Incentive Stock Option or does not meet the requirements of Section 422 of the Code or any successor provision thereto.

“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

“Other Stock-Based Award” shall mean any right granted under Section 10 of the Plan.

“Participant” shall mean any employee of, or consultant to, the Company or its Affiliates, or non-employee director who is a member of the Board or the board of directors of an Affiliate, eligible for an Award under Section 5 of the Plan and selected by the Committee, or its designee, to receive an Award under the Plan.

“Performance Award” shall mean any right granted under Section 9 of the Plan.

“Performance Criteria” shall mean the criterion or criteria that the Committee may select for purposes of establishing the Performance Goal(s) for a performance period with respect to any performance-based Awards under the Plan. Performance Criteria may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of one or more of the subsidiaries, divisions, departments, regions, functions or other organizational units within the Company or

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APPENDIX A

its Affiliates. The Performance Criteria may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance criteria themselves and may include, but not be limited to, one or more of the following: (i) return on net assets; (ii) pretax income before allocation of corporate overhead and bonus; (iii) budget; (iv) net income (before or after taxes); (v) division, group or corporate financial goals; (vi) return on stockholders’ equity; (vii) return on assets; (viii) return on capital; (ix) revenue; (x) profit margin; (xi) earnings per Share; (xii) earnings or net earnings; (xiii) operating earnings; (xiv) cash flow or free cash flow; (xv) attainment of strategic and operational initiatives; (xvi) appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; (xvii) market share; (xviii) gross profits; (xix) earnings before interest and taxes; (xx) earnings before interest, taxes, depreciation and amortization; (xxi) operating expenses; (xxii) capital expenses; (xxiii) enterprise value; (xxiv) equity market capitalization; (xxv) economic value-added models and comparisons with various stock market indices; or (xxvi) reductions in costs; (xxvii) operating income; (xxviii) operating margin; (xxix) price per Share; (xxx) return on investment; (xxxi) total shareholder return.

“Performance Goals” shall mean, for a Performance Period, one or more goals established by the Committee for the Performance Period based upon the Performance Criteria, or any other goals or objectives that may be established by the Committee.

“Performance Period” shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a performance-based Award.

“Person” shall mean any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated organization, government, political subdivision or other entity.

“Restricted Stock” shall mean any Share granted under Section 8 of the Plan.

“Restricted Stock Unit” shall mean any unit granted under Section 8 of the Plan.

“Rule 16b-3” shall mean Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto, and shall include, without limitation, the Staff thereof.

“Shares” shall mean the common stock of the Company, par value $0.10 per share, or such other securities of the Company (i) into which such common stock shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction, or (ii) as may be determined by the Committee pursuant to Section 4(b) of the Plan.

“Stock Appreciation Right” shall mean any right granted under Section 7 of the Plan.

“Substitute Awards” shall mean any Awards granted under Section 4(c) of the Plan.

Section 3.   Administration.

(a)   The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with

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respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee (in each case consistent with Section 409A of the Code); (vii) interpret, administer or reconcile any inconsistency, correct any defect, resolve ambiguities and/or supply any omission in the Plan, any Award Agreement, and any other instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (ix) establish and administer Performance Goals and determine to what extent they have been attained; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration or operation of the Plan.

(b)   Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including, but not limited to, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder.

(c)   The mere fact that a Committee member shall fail to qualify as a “Non-Employee Director” or “outside director” within the meaning of Rule 16b-3 and Section 162(m) of the Code, respectively, shall not invalidate any Award otherwise validly made by the Committee under the Plan. Notwithstanding anything in this Section 3 to the contrary, the Board, or any other committee or sub-committee established by the Board, is hereby authorized (in addition to any necessary action by the Committee) to grant or approve Awards as necessary to satisfy the requirements of Section 16 of the Exchange Act and the rules and regulations thereunder and to act in lieu of the Committee with respect to Awards made to non-employee directors under the Plan.

(d)   No member of the Board or the Committee and no employee of the Company or any Affiliate shall be liable for any determination, act or failure to act hereunder (except in circumstances involving his or her bad faith), or for any determination, act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated. The Company shall indemnify members of the Board and the Committee and any agent of the Board or the Committee who is an employee of the Company or an Affiliate against any and all liabilities or expenses to which they may be subjected by reason of any determination, act or failure to act with respect to their duties on behalf of the Plan (except in circumstances involving such person’s bad faith).

(e)   The Committee may from time to time delegate all or any part of its authority under the Plan to a subcommittee thereof. To the extent of any such delegation, references in the Plan to the Committee will be deemed to be references to such subcommittee. In addition, subject to applicable law, the Committee may delegate to one or more officers of the Company the authority to grant Awards to Participants who are not officers or directors of the Company subject to Section 16 of the Exchange Act or, if applicable, “covered employees” (within the meaning of Section 162(m) of the Code). The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the Affiliate whose employees have benefited from the Plan, as determined by the Committee.

Section 4.   Shares Available for Awards.

(a)   Shares Available.

(i)   Subject to adjustment as provided in Section 4(b), the aggregate number of Shares with respect to which Awards may be granted from time to time under the Plan shall in the aggregate not exceed, at any time, the sum of (A) 2,500,000 Shares, plus (B) any Shares granted under the Existing Plan that again become available for Awards under the Existing Plan in accordance with the terms and conditions of the Existing Plan, plus (C) any Shares that again become available for Awards under the Plan in accordance with Section 4(a)(ii). Subject to adjustment as provided in Section 4(b), the aggregate number of Shares with respect to which Incentive Stock Options may be granted under the Plan shall be 2,500,000 Shares. Subject in each instance to adjustment as provided in Section 4(b), the

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maximum number of Shares with respect to which Awards (including, without limitation, Options and Stock Appreciation Rights) may be granted to any single Participant in respect of any fiscal year shall be 1,000,000 Shares, and the maximum number of Shares with respect to which Awards (including, without limitation, Options and Stock Appreciation Rights) may be granted to any single non-employee member of the Board in respect of any fiscal year shall be 100,000 Shares. In the case of any Awards granted under the Plan, (x) each Share with respect to which an Option or stock-settled Stock Appreciation Right is granted under the Plan shall reduce the aggregate number of Shares that may be delivered under the Plan by one Share and (y) each Share with respect to which any other Award denominated in Shares (other than an Option or Stock Appreciation Right) is granted under the Plan shall reduce the aggregate number of Shares that may be delivered under the Plan by 1.46 Shares.

(ii)   Shares covered by an Award granted under the Plan shall not be counted unless and until they are actually issued and delivered to a Participant and, therefore, the total number of Shares available under the Plan as of a given date shall not be reduced by Shares relating to prior Awards that (in whole or in part) have expired or have been forfeited, terminated or cancelled, and upon payment in cash of the benefit provided by any Award, any Shares that were covered by such Award will be available for issue hereunder. For the avoidance of doubt, the following Shares shall not again be made available for delivery to Participants under the Plan: (A) Shares not issued or delivered as a result of the net settlement of an outstanding Option or Stock Appreciation Right, (B) Shares used to pay the exercise price or withholding taxes related to an outstanding Award, and (C) Shares repurchased by the Company using proceeds realized by the Company in connection with a Participant’s exercise of an Option or Stock Appreciation Right.

(b)   Adjustments. Notwithstanding any provisions of the Plan to the contrary, in the event that the Committee determines in its sole discretion that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other corporate transaction or event affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall equitably adjust any or all of (i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award, which, in the case of Options and Stock Appreciation Rights shall equal the excess, if any, of the Fair Market Value of the Share subject to each such Option or Stock Appreciation Right over the per Share exercise price or grant price of such Option or Stock Appreciation Right. The Committee will also make or provide for such adjustments in the numbers of Shares specified in Section 4(a)(i) of the Plan as the Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 4(b); provided, however, that any such adjustment to the numbers specified in Section 4(a)(i) of the Plan will be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail to so qualify.

(c)   Substitute Awards.

(i)   Awards may be granted under the Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in an acquisition or merger transaction with the Company or any subsidiary of the Company. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code.

(ii)   In the event that an entity acquired by the Company or any subsidiary of the Company, or with which the Company or any subsidiary of the Company merges, has shares available under a

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pre-existing plan previously approved by stockholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for Awards made after such acquisition or merger under the Plan; provided, however, that Awards using such available shares may not be made after the date awards or grants could not have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any subsidiary of the Company prior to such acquisition or merger. The Awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of the Plan, and may account for Shares substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

(iii)   Any Shares that are issued or transferred by, or that are subject to any Awards that are granted by, or become obligations of, the Company under Sections 4(c)(i) or 4(c)(ii) of the Plan will not reduce the Shares available for issuance or transfer under the Plan or otherwise count against the limits described in Section 4(a)(i) of the Plan. In addition, no Shares that are issued or transferred by, or that are subject to any Awards that are granted by, or become obligations of, the Company under Sections 4(c)(i) or 4(c)(ii) of the Plan will be added to the aggregate limit described in Section 4(a)(i) of the Plan.

(d)   Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

Section 5.   Eligibility. Any employee of, or consultant to, the Company or any of its Affiliates (including, but not limited to, any prospective employee), or non-employee director who is a member of the Board or the board of directors of an Affiliate, shall be eligible to be selected as a Participant.

Section 6.   Stock Options.

(a)   Grant. Subject to the terms of the Plan, the Committee shall have sole authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option, the exercise price thereof and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of Options. In the case of Incentive Stock Options, the terms and conditions of such Awards shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code and any regulations implementing such statute. All Options when granted under the Plan are intended to be Non-Qualified Stock Options, unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if for any reason such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Non-Qualified Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Non-Qualified Stock Options. No Option shall be exercisable more than ten years from the date of grant.

(b)   Exercise Price. The Committee shall establish the exercise price at the time each Option is granted, which exercise price shall be set forth in the applicable Award Agreement and which exercise price (except with respect to Substitute Awards) shall not be less than the Fair Market Value per Share on the date of grant.

(c)   Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement. The Committee may impose such conditions with respect to the exercise of Options, including, without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.

(d)   Payment.

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(i)   No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate exercise price therefor is received by the Company. Such payment may be made (A) in cash or its equivalent, (B) in the discretion of the Committee and subject to such rules as may be established by the Committee and applicable law, by exchanging Shares owned by the Participant (which are not the subject of any pledge or other security interest and which have been owned by such Participant for at least six months), (C) in the discretion of the Committee and subject to such rules as may be established by the Committee and applicable law, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate exercise price, (D) in the discretion of the Committee and subject to such rules as may be established by the Committee and applicable law, by the Company’s withholding of Shares otherwise issuable upon exercise of an Option pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the Shares so withheld will not be treated as issued and acquired by the Company upon such exercise), (E) by a combination of the foregoing, or (F) by such other methods as may be approved by the Committee and subject to such rules as may be established by the Committee and applicable law, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company or withheld as of the date of such tender or withholding is at least equal to such aggregate exercise price.

(ii)   Wherever in the Plan or any Award Agreement a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee and applicable law, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

Section 7.   Stock Appreciation Rights.

(a)   Grant. Subject to the provisions of the Plan, the Committee shall have sole authority to determine the Participants to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Stock Appreciation Right Award, the grant price thereof and the conditions and limitations applicable to the exercise thereof. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. Stock Appreciation Rights granted in tandem with or in addition to an Award may be granted either before, at the same time as the Award or at a later time. No Stock Appreciation Right shall be exercisable more than ten years from the date of grant.

(b)   Exercise and Payment. A Stock Appreciation Right shall entitle the Participant to receive an amount equal to the excess of the Fair Market Value of one Share on the date of exercise of the Stock Appreciation Right over the grant price thereof (which grant price (except with respect to Substitute Awards) shall not be less than the Fair Market Value on the date of grant). The Committee shall determine in its sole discretion whether a Stock Appreciation Right shall be settled in cash, Shares or a combination of cash and Shares.

Section 8.   Restricted Stock and Restricted Stock Units.

(a)   Grant. Subject to the provisions of the Plan, the Committee shall have sole authority to determine the Participants to whom Shares of Restricted Stock and Restricted Stock Units shall be granted, the number of Shares of Restricted Stock and/or the number of Restricted Stock Units to be granted to each Participant, the duration of the period during which, and the conditions, if any, under which, the Restricted Stock and Restricted Stock Units may vest and/or be forfeited to the Company, and the other terms and conditions of such Awards.

(b)   Transfer Restrictions. Unless otherwise directed by the Committee, (i) certificates issued in respect of Shares of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company, or (ii) Shares of Restricted Stock shall be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Shares of Restricted Stock. Upon the lapse of the restrictions applicable to such

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Shares of Restricted Stock, the Company shall, as applicable, either deliver such certificates to the Participant or the Participant’s legal representative, or the transfer agent shall remove the restrictions relating to the transfer of such Shares. Shares of Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except as provided in the Plan or the applicable Award Agreement.

(c)   Payment. Each Restricted Stock Unit shall have a value equal to the Fair Market Value of one Share. Restricted Stock Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon or after the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. Dividends paid on any Shares of Restricted Stock or Dividend Equivalents paid on any Restricted Stock Units shall be withheld by the Company subject to vesting of the Restricted Stock or Restricted Stock Units, as applicable, pursuant to the terms of the applicable Award Agreement, or may be reinvested in additional Shares of Restricted Stock or in additional Restricted Stock Units, as determined by the Committee in its sole discretion. Shares of Restricted Stock and Shares issued in respect of Restricted Stock Units may be issued with or without other payments therefor or such other consideration as may be determined by the Committee, consistent with applicable law.

Section 9.   Performance Awards.

(a)   Grant. The Committee shall have sole authority to determine the Participants who shall receive a Performance Award, which shall consist of a right which is (i) denominated in cash or Shares, (ii) valued, as determined by the Committee, in accordance with the achievement of such Performance Goals during such Performance Periods as the Committee may establish, and (iii) payable at such time and in such form as the Committee determines.

(b)   Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the Performance Goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award. The Committee may require or permit the deferral of the receipt of Performance Awards upon such terms as the Committee deems appropriate and in accordance with Section 409A of the Code.

(c)   Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period, as set forth in the applicable Award Agreement.

Section 10.   Other Stock-Based Awards. The Committee shall have authority to grant to Participants an Other Stock-Based Award, which shall consist of any right which is (i) not an Award described in Sections 6 through 9 of the Plan, and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan; provided that any such rights must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award, including, but not limited to, the price, if any, at which securities may be purchased pursuant to any Other Stock-Based Award granted under the Plan.

Section 11.   Certain Restrictions on Vesting of Awards. Notwithstanding any provision contained in the Plan to the contrary and except with respect to a maximum of 5% of the Shares available for Awards under the Plan as of the Effective Date, Awards granted pursuant to Sections 6, 7, 8, 9 and 10 of the Plan which vest on the basis of the Participant’s employment with or provision of services to the Company shall be subject to a minimum vesting period of one-year from the date of grant.

Section 12.   Amendment and Termination.

(a)   Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that if an amendment to the Plan (i) would materially increase the benefits accruing to Participants under the Plan, (ii) would materially increase the number of

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securities which may be issued under the Plan, or (iii) must otherwise be approved by the stockholders of the Company in order to comply with applicable law or the rules of the principal national securities exchange upon which the Shares are traded or quoted, such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained; and provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially impair the rights of any Participant or any holder or beneficiary of any Award previously granted shall not be effective without the written consent of the affected Participant, holder or beneficiary.

(b)   Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially impair the rights of any Participant or any holder or beneficiary of any Award previously granted shall not be effective without the written consent of the affected Participant, holder or beneficiary.

(c)   Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make equitable adjustments in the terms and conditions of, and the criteria included in, all outstanding Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(d)   Repricing. Except in connection with a corporate transaction or event described in Section 4(b) hereof, the terms of outstanding Awards may not be amended to reduce the exercise price of Options or the grant price of Stock Appreciation Rights, or to cancel Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price or grant price, as applicable, that is less than the exercise price of the original Options or grant price of the original Stock Appreciation Rights, as applicable, without stockholder approval. This Section 12(d) is intended to prohibit the repricing of “underwater” Options and Stock Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 4(b) of the Plan.

Section 13.   Change in Control.

Unless otherwise determined by the Committee in a written resolution upon or prior to the date of grant or set forth in an applicable Award Agreement, (i) the vesting of any Award that is a “Replaced Award” (as such term is defined below) will not be accelerated, and any applicable restrictions thereon will not lapse, solely as a result of a Change in Control; and (ii) in the event of a Change in Control, the following acceleration, exercisability and valuation provisions will apply:

(a)   Upon a Change in Control, each then-outstanding Option and Stock Appreciation Right will become fully vested and exercisable, and the restrictions applicable to each outstanding Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Stock-Based Award will lapse, and each Award will be fully vested (with any applicable Performance Goals deemed to have been achieved at a target level as of the date of such vesting), except to the extent that an award meeting the requirements of Section 13(b) hereof (a “Replacement Award”) is provided to the Participant holding such Award in accordance with Section 13(b) hereof to replace or adjust such outstanding Award (a “Replaced Award”).

(b)   An award meets the conditions of this Section 13(b) (and hence qualifies as a Replacement Award) if (i) it is of the same type (e.g., stock option for Option, restricted stock for Restricted Stock, restricted stock unit for Restricted Stock Unit, etc.) as the Replaced Award, (ii) it has a value at least equal to the value of the Replaced Award, (iii) it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control, (iv) if the Participant holding the Replaced Award is subject to U.S. federal income tax under the Code, the tax consequences to such Participant under the Code of the Replacement Award are not less favorable to such Participant than the tax consequences of the Replaced Award, and (v) its other terms and conditions are not less favorable to the Participant holding the Replaced Award than the terms and

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conditions of the Replaced Award (including, but not limited to, the provisions that would apply in the event of a subsequent Change in Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 13(b) are satisfied will be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion (taking into account the requirements of Treasury Regulation 1.409A-3(i)(5)(iv)(B) and compliance of the Replaced Award or Replacement Award with Section 409A of the Code). Without limiting the generality of the foregoing, the Committee may determine the value of Awards and Replacement Awards that are stock options by reference to either their intrinsic value or their fair value.

(c)   Upon the Involuntary Termination, during the period of two years immediately following a Change in Control, of a Participant holding Replacement Awards, (i) all Replacement Awards held by the Participant will become fully vested and, if applicable, exercisable and free of restrictions (with any applicable performance goals deemed to have been achieved at a target level as of the date of such vesting), and (ii) all Options and Stock Appreciation Rights held by the Participant immediately before such Involuntary Termination that the Participant also held as of the date of the Change in Control and all stock options and stock appreciation rights that constitute Replacement Awards will remain exercisable for a period of 90 days following such Involuntary Termination or until the expiration of the stated term of such stock option or stock appreciation right, whichever period is shorter (provided, however, that, if the applicable Award Agreement provides for a longer period of exercisability, that provision will control).

(d)   Notwithstanding anything in the Plan or any Award Agreement to the contrary, to the extent that any provision of the Plan or an applicable Award Agreement would cause a payment of deferred compensation that is subject to Section 409A of the Code to be made upon the occurrence of (i) a Change in Control, then such payment shall not be made unless such Change in Control also constitutes a “change in control event” within the meaning of Section 409A of the Code and the regulatory guidance promulgated thereunder or (ii) a termination of employment or service, then such payment shall not be made unless such termination of employment or service also constitutes a “separation from service” within the meaning of Section 409A of the Code and the regulatory guidance promulgated thereunder. Any payment that would have been made except for the application of the preceding sentence shall be made in accordance with the payment schedule that would have applied in the absence of a Change in Control or termination of employment or service, but disregarding any future service and/or performance requirements.

Section 14.   Non-U.S. Participants. In order to facilitate the granting of any Award or combination of Awards under the Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Affiliate outside of the United States of America or who provide services to the Company or an Affiliate under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of the Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as the Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of the Plan as then in effect unless the Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

Section 15.   Detrimental Activity and Recapture Provisions. Any Award Agreement may provide for the cancellation or forfeiture of an Award or the forfeiture and repayment to the Company of any gain related to an Award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, including, without limitation, in the event that a Participant, during employment or other service with the Company or an Affiliate, shall engage in activity detrimental to the business of the Company. In addition, notwithstanding anything in the Plan to the contrary, any Award Agreement may also provide for the cancellation or forfeiture of an Award or the forfeiture and repayment to the Company of any gain related to an Award, or other provisions intended to have a similar effect, upon

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such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the SEC or any national securities exchange or national securities association on which the Shares may be traded or under any clawback policy adopted by the Company.

Section 16.   General Provisions.

(a)   Nontransferability.

(i)   Each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative.

(ii)   No Award may be sold, assigned, alienated, pledged, attached or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported sale, assignment, alienation, pledge, attachment, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute a sale, assignment, alienation, pledge, attachment, transfer or encumbrance. In no event may any Award granted under the Plan be transferred for value.

(iii)   Notwithstanding the foregoing, at the discretion of the Committee, an Award may be transferred by a Participant solely to the Participant’s spouse, siblings, parents, children and grandchildren or trusts for the benefit of such persons or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including, but not limited to, trusts for such persons, subject to any restriction in the applicable Award Agreement.

(b)   Dividend Equivalents. In the sole discretion of the Committee, an Other Stock-Based Award or an Award granted pursuant to Sections 8, 9 or 10 hereof, may provide the Participant with dividends or Dividend Equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis; provided, that no dividends or Dividend Equivalents may be paid on any Award until the underlying Award vests.

(c)   No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, Awards, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each or any Participant (whether or not such Participants are similarly situated).

(d)   Share Certificates. Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(e)   Withholding.

(i)   A Participant may be required to pay to the Company or any Affiliate, and, subject to Section 409A of the Code, the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan, and to take such other action(s) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

(ii)   Without limiting the generality of clause (i) above, in the discretion of the Committee and subject to such rules as it may adopt (including, without limitation, any as may be required to satisfy applicable tax and/or non-tax regulatory requirements) and applicable law, a Participant may satisfy, in

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whole or in part, the foregoing withholding liability by delivery of Shares owned by the Participant (which are not subject to any pledge or other security interest and which have been owned by the Participant for at least six months) with a Fair Market Value equal to such withholding liability or by having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise of the Option (or the settlement of such Award in Shares) a number of Shares with a Fair Market Value equal to such withholding liability.

(f)   Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including, but not limited to, the effect on such Award of the death, disability or termination of employment or service of a Participant and the effect, if any, of such other events as may be determined by the Committee.

(g)   No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, restricted stock units, Shares and other types of Awards provided for hereunder (subject to stockholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

(h)   No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or in any consulting or other service relationship to, or as a director on the Board or board of directors, as applicable, of, the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any consulting or other service relationship, free from any liability or any claim under the Plan or any Award Agreement, unless otherwise expressly provided in any applicable Award Agreement or any applicable employment or other service contract or agreement with the Company or an Affiliate.

(i)   No Rights as Stockholder. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Participant shall be entitled to the rights of a stockholder in respect of such Restricted Stock.

(j)   Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of New York, applied without giving effect to its conflict of laws principles.

(k)   Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(l)   Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with the requirements of all applicable securities laws.

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(m)   No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or such Affiliate.

(n)   No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated without additional consideration.

(o)   Deferrals. In the event the Committee permits a Participant to defer any Award payable in the form of cash, all such elective deferrals shall be accomplished by the delivery of a written, irrevocable election by the Participant on a form provided by the Company. All deferrals shall be made in accordance with administrative guidelines established by the Committee to ensure that such deferrals comply with all applicable requirements of Section 409A of the Code.

(p)   Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 17.   Compliance with Section 409A of the Code.

(a)   To the extent applicable, it is intended that the Plan and any Awards granted hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. The Plan and any Awards granted hereunder shall be administered in a manner consistent with this intent. Any reference in the Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)   Neither a Participant nor any of a Participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of Code) payable under the Plan and Awards granted hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under the Plan and Awards granted hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Affiliates.

(c)   If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it on the earlier of (A) the first business day of the seventh month following the Participant’s separation from service or (B) the date of the Participant’s death.

(d)   Notwithstanding anything to the contrary in the Plan or any Award Agreement, to the extent that the Plan and/or Awards granted hereunder are subject to Section 409A of the Code, the Committee may, in its sole discretion and without a Participant’s prior consent, amend the Plan and/or Award, adopt policies and procedures, or take any other actions (including, without limitation, amendments, policies, procedures and actions with retroactive effect) as the Committee determines are necessary or appropriate to (i) exempt the Plan and/or any Award from the application of Section 409A of the Code, (ii) preserve the intended tax treatment of any such Award, or (iii) comply with the requirements of Section 409A of the Code, including, without limitation, any regulations or other guidance that may be issued after the date of the grant. In any case, notwithstanding anything to the contrary, a Participant shall be solely responsible and liable for the

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satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with the Plan and Awards granted hereunder (including, but not limited to, any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

Section 18.   Term of the Plan.

(a)   Effective Date. The Plan shall be effective as of the date of its approval by the stockholders of the Company (the “Effective Date”). No awards will be made under the Existing Plan following the Effective Date, except that outstanding awards granted under the Existing Plan shall continue unaffected from and after the Effective Date.

(b)   Expiration Date. No Award will be granted under the Plan more than ten years after the Effective Date, but all Awards granted on or prior to such date will continue in effect thereafter subject to the terms thereof and of the Plan.

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on April 30, 2019 for shares held directly and by 4:00 P.M. ET on April 26, 2019 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET April 30, 2019 for shares held directly and by 4:00 P.M. ET on April 26, 2019 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Nick S. Cyprus 02 Bruce G. Goodman 03 William J. Grubbs 04 Linda Perneau 05 Arnold Ursaner
06 Celia R. Brown

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	For	Against	Abstain
2. Vote to ratify the appointment of Ernst & Young LLP as our independent Registered Public Accounting Firm for 2019.	☐	☐	☐
3. Vote to approve, on a non-binding, advisory basis, the Company's executive compensation.	☐	☐	☐
4. Vote to approve the Company's 2019 Equity Incentive Plan.	☐	☐	☐

NOTE: This proxy, when properly executed, will be voted in the manner directed herein. Unless you withhold authority to vote for all or any one or more of the nominees in accordance with the instructions on this proxy, your signed proxy will be voted FOR the election of each of the six director nominees listed on this proxy card and described in the accompanying proxy statement. A plurality of votes cast at the Annual Meeting of Shareholders in person or by proxy is required for the election of each such nominee to serve as a director. A vote FOR a nominee or an abstention with respect to such nominee will be taken into account as a vote in favor of such nominee in determining whether the nominee has achieved a plurality of the votes cast at the Annual Meeting of Shareholders, while withholding authority with respect to any nominee will not be treated as a vote in favor of such nominee. In addition, unless you specify otherwise by voting AGAINST or ABSTAIN with respect to Proposals 2, 3 and 4 (or if you make no specification), your signed proxy will be voted FOR Proposals 2, 3 and 4 listed on this proxy card and described in the accompanying proxy statement. The affirmative vote of a majority of votes cast at the meeting in person or by proxy is required to approve each of Proposals 2, 3 and 4 listed on this proxy card and described in the accompanying proxy statement.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000356799_1 R1.0.1.17